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                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )      Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )      Chapter 11
INC., et al.,                       )
                                    )      JUDGE PERLMAN
               Debtors.             )
                                    )
                                    )
-------------------------------

                THIRD AMENDED CONSOLIDATED PLAN OF REORGANIZATION




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
ARTICLE 1

DEFINITIONS ...............................................................    1
      1.1 Defined Terms ...................................................    1
          1.1.1 Administrative Expense ....................................    1
          1.1.2 Administrative Expense Creditor ...........................    1
          1.1.3 Affiliate .................................................    1
          1.1.4 Affiliate Claims and Interests ............................    1
          1.1.5 Agent Bank ................................................    2
          1.1.6 Allowed ...................................................    2
          1.1.7 Allowed Amount ............................................    3
          1.1.8 Amended and Restated Articles of Incorporation ............    3
          1.1.9 Amended and Restated Code of Regulations ..................    3
          1.1.10 Amplicon Lease Secured Claim .............................    3
          1.1.11 Articles of Incorporation ................................    3
          1.1.12 Asbestos and Lead PI Permanent Channeling Injunction .....    3
          1.1.13 Asbestos and Lead PI Trust Agreement .....................    4
          1.1.14 Asbestos or Lead Contribution Claim ......................    4
          1.1.15 Asbestos PD Trust ........................................    4
          1.1.16 Asbestos PD Trust Agreement ..............................    4
          1.1.17 Asbestos PD Trust Funding Obligation .....................    4
          1.1.18 Asbestos PD Trust Share ..................................    4
          1.1.19 Asbestos Personal Injury Claim ...........................    4
          1.1.20 Asbestos Property Damage Claim ...........................    5
          1.1.21 Asbestos Property Damage Contribution Claims .............    5
          1.1.22 Available Cash ...........................................    5
          1.1.23 Ballot ...................................................    6
          1.1.24 Ballot Date ..............................................    6
          1.1.25 Bankruptcy Code ..........................................    6
          1.1.26 Bankruptcy Court .........................................    6
          1.1.27 Bankruptcy Rules .........................................    6
          1.1.28 Bearer Unsecured Debt Securities .........................    6
          1.1.29 Board of Directors .......................................    6
          1.1.30 Business Day .............................................    6
          1.1.31 Chapter 11 Cases .........................................    6
          1.1.32 Claim ....................................................    6
          1.1.33 Claims Settlement Guidelines .............................    6
          1.1.34 Claims Trading Injunction ................................    6
          1.1.35 Confirmation Date ........................................    7
          1.1.36 Confirmation Deadline ....................................    7
          1.1.37 Confirmation Order .......................................    7
          1.1.38 Connecticut Mutual Note Secured Claim ....................    7
          1.1.39 Contingent Claim .........................................    7
          1.1.40 Convenience Claim ........................................    7
          1.1.41 Creditor .................................................    7
          1.1.42 Debtors ..................................................    7
          1.1.43 Debtors in Possession ....................................    7
          1.1.44 Demand ...................................................    8
          1.1.45 Designated Real Property Tax Claim ......................     8




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
          1.1.46 DIP Credit Facility .....................................     8
          1.1.47 DIP Credit Facility Claim ...............................     8
          1.1.48 DIP Lenders .............................................     8
          1.1.49 Disallowed Claim ........................................     8
          1.1.50 Disputed Claim ..........................................     8
          1.1.51 Disputed Claim Amount ...................................     8
          1.1.52 Distribution ............................................     8
          1.1.53 Distribution Amount .....................................     8
          1.1.54 Distribution Value ......................................     8
          1.1.55 District Court ..........................................     8
          1.1.56 Divestiture Notes .......................................     9
          1.1.57 Eagle-Picher ............................................     9
          1.1.58 Effective Date ..........................................     9
          1.1.59 Encumbrance .............................................     9
          1.1.60 Entity ..................................................     9
          1.1.61 Environmental Claim .....................................     9
          1.1.62 Environmental Settlement Agreement ......................     9
          1.1.63 Equity Interest .........................................     9
          1.1.64 Equity Security Holders' Committee ......................     9
          1.1.65 Equity Value: ...........................................     9
          1.1.66 Estimated Amount ........................................    10
          1.1.67 Existing Eagle-Picher Common Stock ......................    10
          1.1.68 Final Distribution Date .................................    10
          1.1.69 Final Order .............................................    10
          1.1.70 First Fidelity Group ....................................    10
          1.1.71 First Fidelity Lease Secured Claim ......................    10
          1.1.72 Fleet Credit Secured Claim ..............................    10
          1.1.73 Future Claimants' Representative ........................    10
          1.1.74 GE Capital Secured Claim ................................    10
          1.1.75 Grove IRB Secured Claim .................................    11
          1.1.76 Henry County IRBs .......................................    11
          1.1.77 Hillsdale ...............................................    11
          1.1.78 Houston IRBs ............................................    11
          1.1.79 IBM Credit Corporation Secured Claim ....................    11
          1.1.80 Initial Distribution Date ...............................    11
          1.1.81 Injury Claimants' Committee .............................    11
          1.1.82 Inter-Market Note Secured Claim .........................    11
          1.1.83 Internal Revenue Code ...................................    11
          1.1.84 IRS .....................................................    12
          1.1.85 Kalkaska Claim ..........................................    12
          1.1.86 Lead Personal Injury Claim ..............................    12
          1.1.87 Leesburg Note ...........................................    12
          1.1.88 Leesburg Secured Claim ..................................    12
          1.1.89 Mansfield IRBs ..........................................    12
          1.1.90 MARCO ...................................................    12
          1.1.91 New Debt Securities .....................................    12
          1.1.92 New Eagle-Picher Common Stock ...........................    12
          1.1.93 Northwestern Group ......................................    12
          1.1.94 Northwestern Group Secured Claims .......................    13
          1.1.95 Other Product Liability Tort Claim ......................    13




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
          1.1.96 Other Secured Claim .....................................    13
          1.1.97 Penalty Claim ...........................................    13
          1.1.99 Petition Date ...........................................    13
          1.1.100 PI Protected Party .....................................    13
          1.1.101 PI Trust ...............................................    14
          1.1.102 PI Trust Share .........................................    14
          1.1.103 Plan ...................................................    14
          1.1.104 Priority Claim .........................................    14
          1.1.105 Pro Rata Share .........................................    14
          1.1.106 Product Liability Tort Claim ...........................    14
          1.1.107 Record Date ............................................    15
          1.1.108 Registered Unsecured Debt Securities ...................    15
          1.1.109 Related Parties ........................................    15
          1.1.110 Reorganized Debtors ....................................    15
          1.1.111 Reorganized Eagle-Picher ...............................    15
          1.1.112 Retention Period .......................................    15
          1.1.113 Schedules ..............................................    15
          1.1.114 Senior Unsecured Sinking Fund Debentures................    15
          1.1.115 Secured Claim ..........................................    15
          1.1.117 Supplemental Severance Program .........................    16
          1.1.118 Tax Claim ..............................................    16
          1.1.119 Tax Refund Notes .......................................    16
          1.1.121 Trustees ...............................................    16
          1.1.122 Unliquidated Claim .....................................    16
          1.1.123 Unsecured Claim ........................................    16
          1.1.124 Unsecured Creditors' Committee .........................    16
          1.1.125 Unsecured Debt Securities ..............................    16
          1.1.126 Unsecured Debt Securities Indenture ....................    16
          1.1.127 Unsecured Debt Securities Trustee ......................    16
          1.1.128 Vale EDBs ..............................................    16
          1.1.129 Vale EDBs Claims .......................................    17
          1.1.130 Voting Procedures Order ................................    17
      1.2 Other Terms.....................................................    17
      1.3 Exhibits........................................................    17

ARTICLE 2

PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND TAX CLAIMS .........    18
      2.1 Payment of Allowed Administrative Expenses .....................    18
      2.2 Compensation and Reimbursement .................................    18
      2.3 DIP Credit Facility Claim ......................................    18
      2.4 Tax Claims .....................................................    18

ARTICLE 3

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS ..............    19
      3.1 Summary ........................................................    19
      3.2 Classification and Treatment ...................................    20
      3.3 Compromise and Settlement Relating to the Amount of the PI Trust
          Share...........................................................    32



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
      3.4 Controversy Concerning Impairment...............................    33

ARTICLE 4

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ......................    34
      4.1 Modification of the Plan .......................................    34
      4.2 Revocation or Withdrawal .......................................    34
          4.2.1  Right to Revoke .........................................    34
          4.2.2  Effect of Withdrawal or Revocation ......................    34
      4.3 Amendment of Plan Documents ....................................    34

ARTICLE 5

PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS ..............................    35
      5.1 Objections to Claims; Prosecution of Disputed Claims 35
      5.2 Amendment of Claims Settlement Guidelines ......................    35
      5.3 Distributions on Account of Disputed Claims ....................    35

ARTICLE 6

ACCEPTANCE OR REJECTION OF THE PLAN ......................................    36
      6.1 Impaired Classes to Vote .......................................    36
      6.2 Acceptance by Class of Claims ..................................    36
      6.3 Nonconsensual Confirmation .....................................    36

ARTICLE 7

IMPLEMENTATION OF THE PLAN ...............................................    37
      7.1 Amendment of Articles of Incorporation .........................    37
      7.2 Amendment of Code of Regulations ...............................    37
      7.3 Distributions under the Plan ...................................    37
      7.4 Timing of Distributions under the Plan .........................    37
      7.5 Manner of Payment under the Plan ...............................    37
      7.6 Hart-Scott-Rodino Compliance ...................................    38
      7.7 Fractional Shares or Other Distributions .......................    38
      7.8 Occurrence of the Confirmation Date ............................    38
      7.9 Occurrence of the Effective Date ...............................    40
      7.10 Distribution of Unclaimed Property ............................    41
      7.11 Management of the Reorganized Debtors .........................    41
      7.12 Supplemental Severance Program ................................    41
      7.13 Corporate Action ..............................................    41
      7.14 Effectuating Documents and Further Transactions ...............    42
      7.15 Dissolution of EDI, Inc. ......................................    42
      7.16 Allocation of Plan Distributions Between Principal and Interest    42
      7.17 District Court Approval of the Confirmation Order..............    42

ARTICLE 8

EXECUTORY CONTRACTS AND UNEXPIRED LEASES .................................    43

      8.1 Assumption of Executory Contracts and Unexpired Leases .........    43
      8.2 Rejection of Executory Contracts and Unexpired Leases ..........    43



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
      8.3 Claims Arising from Rejection or Termination ...................    43
      8.4 Previously Scheduled Contracts .................................    44
      8.5 Insurance Policies .............................................    44
          8.5.1 Assumed Insurance Policies ...............................    44
          8.5.2 Rejected Insurance Agreements ............................    44
          8.5.3 Reservation of Rights ....................................    44
      8.6 Indemnification and Reimbursement Obligations ..................    44
      8.7 Compensation and Benefit Programs ..............................    45

ARTICLE 9

RETENTION OF JURISDICTION ................................................    46

ARTICLE 10

TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY
THE PI TRUST .............................................................    48
      10.1 Transfer of Certain Property to the PI Trust ..................    48
           10.1.1 Transfer of Books and Records ..........................    48
           10.1.2 Transfer of Certain Insurance Rights ...................    48
           10.1.3 Transfer of Plan Consideration .........................    48
      10.2 Assumption of Certain Liabilities by the PI Trust..............    49
      10.3 Certain Property Held in Trust by the Reorganized Debtors .....    49
      10.4 Authority of the Debtors ......................................    49

ARTICLE 11

TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY
THE ASBESTOS PD TRUST ....................................................    50
      11.1 Transfer of Certain Property to the Asbestos PD Trust .........    50
      11.2 Assumption of Certain Liabilities by the Asbestos PD Trust.....    50
      11.3 Certain Property Held in Trust by the Reorganized Debtors......    50
      11.4 Authority of the Debtors ......................................    51

ARTICLE 12

MISCELLANEOUS PROVISIONS .................................................    52
      12.1 Payment of Statutory Fees .....................................    52
      12.2 Discharge of the Debtors ......................................    52
      12.3 Rights of Action ..............................................    52
      12.4 Third Party Agreements ........................................    52
      12.5 Dissolution of Committees .....................................    52
      12.6 Exculpation ...................................................    53
      12.7 Title to Assets; Discharge of Liabilities .....................    53
      12.8 Surrender and Cancellation of Instruments .....................    53
      12.9 Notices .......................................................    53
      12.10 Headings .....................................................    55
      12.11 Severability .................................................    55
      12.12 Governing Law ................................................    55
      12.13 Filing of Additional Documents ...............................    55



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
      12.14 Compliance with Tax Requirements .............................    55
      12.15 Exemption from Transfer Taxes ................................    56




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                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION

In re                               )     Consolidated Case No. 1-91-00100
                                    )
                                    )
EAGLE-PICHER INDUSTRIES,            )     Chapter 11
INC., et al.,                       )
                                    )     JUDGE PERLMAN
                                    )
            Debtors.                )
                                    )
----------------------------------  )

                THIRD AMENDED CONSOLIDATED PLAN OF REORGANIZATION

            The Debtors, Future Claimants' Representative, and Injury Claimants' Committee (collectively, the "Plan Proponents") hereby collectively propose the following third amended consolidated plan of reorganization:

                                    ARTICLE 1

                                   DEFINITIONS

            1.1 DEFINED TERMS. As used herein, the following terms shall have the respective meanings specified below, unless the context otherwise requires:

                  1.1.1 Administrative Expense: Any Claim constituting a cost or expense of administration in the Chapter 11 Cases under section 503 of the Bankruptcy Code, including, without express or implied limitation, any actual and necessary costs and expenses of preserving the estate of the Debtors, any actual and necessary costs and expenses of operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by any of the Debtors in Possession in connection with the conduct of its or their business or for the acquisition or lease of property or the rendition of services, any allowed compensation or reimbursement of expenses under section 503(b)(2)-(5) of the Bankruptcy Code, and any fees or charges assessed against the estate of any of the Debtors under section 1930, chapter 123, title 28, United States Code.

                  1.1.2 Administrative Expense Creditor: Any Creditor entitled to payment of an Administrative Expense.

                  1.1.3 Affiliate: Any Entity that is an "affiliate" of any of the Debtors within the meaning of section 101(2) of the Bankruptcy Code except
(i) American Imaging Services, Inc., (ii) Tri Sigma Corporation, and (iii) the PI Trust.

                  1.1.4 Affiliate Claims and Interests: All Claims against any of the Debtors held by an Affiliate or any interest in any of the Debtors other than in Eagle-Picher.



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                  1.1.5 Agent Bank: NBD Bank, N.A., as agent under the DIP
Credit Facility.

                  1.1.6  Allowed:

                        1.1.6.1 With respect to any Claim other than an Administrative Expense, Asbestos Property Damage Claim, or Product Liability Tort Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent asserted in the proof of such Claim, or (ii) as to which an objection has been interposed, such Claim to the extent that it has been allowed in whole or in part by a Final Order of the Bankruptcy Court.

                        1.1.6.2 With respect to any Claim other than an Administrative Expense or Product Liability Tort Claim, as to which no proof of claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent that it has been listed by one of the Debtors in its Schedules as liquidated in amount and not disputed or contingent.

                        1.1.6.3 With respect to any Claim that is asserted to constitute an Administrative Expense (i) that represents an actual or necessary expense of preserving the estate or operating the business of the Debtors, any such Claim to the extent that the Debtors determine it to constitute an Administrative Expense, (ii) other than with respect to a Claim of a professional person employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, that the Debtors do not believe constitutes an Administrative Expense, any such Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code, or (iii) that represents a Claim of a professional person employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, such Claim to the extent it is allowed by a Final Order of the Bankruptcy Court under section 330 of the Bankruptcy Code.

                        1.1.6.4 With respect to any Asbestos Personal Injury Claim or Lead Personal Injury Claim, such Claim to the extent that it is allowed in accordance with the procedures established pursuant to the Asbestos and Lead PI Trust Agreement and the claims resolution procedures implemented in accordance therewith.

                        1.1.6.5 With respect to any Asbestos Property Damage Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, such Claim to the extent that it is allowed in accordance with the claims resolution procedures established for Class 16 of the Plan and such other procedures as may be established in connection with the Asbestos PD Trust.

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                        1.1.6.6 With respect to any Other Product Liability Tort
      Claim, such Claim to the extent (i) it is timely asserted against the Debtors or the Reorganized Debtors, as the case may be, and (ii) it is litigated to judgment in a liquidated amount by a Final Order of a court of competent jurisdiction or is liquidated by the agreement of the respective Reorganized Debtor and the holder of such Other Product Liability Tort Claim.

                  1.1.7 Allowed Amount: The lesser of (a) the dollar amount of an Allowed Claim or (b) the Estimated Amount of such Claim. Unless otherwise specified herein or by Final Order of the Bankruptcy Court, the Allowed Amount of an Allowed Claim shall not include interest accruing on such Allowed Claim from and after the Petition Date.

                  1.1.8 Amended and Restated Articles of Incorporation: The Articles of Incorporation, to be amended and restated in accordance with section
7.1 hereof, in substantially the form of Exhibit "1.1.8" to the Plan.

                  1.1.9 Amended and Restated Code of Regulations: The Code of Regulations of Eagle-Picher, to be amended and restated in accordance with section hereof, in substantially the form of Exhibit "1.1.9" to the Plan.

                  1.1.10 Amplicon Lease Secured Claim: All Claims under or relating to that certain (a) Lease Agreement, dated February 2, 1990, between Transicoil Inc. and Amplicon, Inc. and Schedule No. 1 thereto and (b) Lease Guaranty, dated February 2, 1990, by Eagle-Picher, as guarantor, to the extent that such Claims constitute Secured Claims under that certain Stipulation and Order for Adequate Protection, which was "so ordered" by the Bankruptcy Court on or about October 21, 1992.

                  1.1.11 Articles of Incorporation: The Articles of Incorporation of Eagle-Picher, as such Articles of Incorporation may be amended by the Amended and Restated Articles of Incorporation or otherwise.

                  1.1.12 Asbestos and Lead PI Permanent Channeling Injunction:
An order or orders of the Bankruptcy Court or the District Court permanently and forever staying, restraining, and enjoining any Entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims or Lead Personal Injury Claims (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between any of the Debtors or the Reorganized Debtors and the PI Trust, which actions shall be in conformity and compliance with the provisions hereof):

                        a. commencing, conducting, or continuing in any manner,
            directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting any PI Protected Party or any property or interests in property of any PI Protected Party;

                        b. enforcing, levying, attaching (including, without
            express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any PI Protected Party or any property or interests in property of any PI Protected Party;

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                        c. creating, perfecting, or otherwise enforcing in any
            manner, directly or indirectly, any Encumbrance against any PI Protected Party or any property or interests in property of any PI Protected Party;

                        d. setting off, seeking reimbursement of, contribution
            from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any PI Protected Party or any property or interests in property of any PI Protected Party; and

                        e. proceeding in any manner in any place with regard to
            any matter that is subject to resolution pursuant to the PI Trust, except in conformity and compliance therewith.

                  1.1.13 Asbestos and Lead PI Trust Agreement: That certain Eagle-Picher Industries, Inc. Personal Injury Settlement Trust Agreement, substantially in the form of Exhibit "1.1.13" to the Plan.

                  1.1.14 Asbestos or Lead Contribution Claim: Any right to payment, claim, remedy, liability, or Demand now existing or hereafter arising, whether or not such right, claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such right, claim, remedy, liability, or Demand are known or unknown, that is (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section of the Plan) who has been, is, or may be a defendant in an action seeking damages for death, bodily injury, or other personal damages (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to
(x) asbestos or asbestos-containing products or (y) products that contain lead chemicals, or (B) any assignee or transferee of such Entity, and (ii) on account of alleged liability of any of the Debtors for reimbursement or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action.

                  1.1.15 Asbestos PD Trust: The trust established in accordance with the Asbestos PD Trust Agreement.

                  1.1.16 Asbestos PD Trust Agreement: That certain Eagle-Picher Industries, Inc. Asbestos Property Damage Settlement Trust Agreement, substantially in the form of Exhibit "1.1.16" to the Plan.

                  1.1.17 Asbestos PD Trust Funding Obligation: Either (a) if Class 16 votes to accept the Plan, cash in the amount of Three Million and 00/100 Dollars ($3,000,000.00) or (b) if Class 16 votes to reject the Plan, the Pro Rata Share with respect to the Asbestos PD Trust Share of the Distribution Value, payable in an amount of the Senior Unsecured Sinking Fund Debentures equal to such Pro Rata Share.

                  1.1.18 Asbestos PD Trust Share: Either (a) if Class 16 votes to reject the Plan, a value to be established by the Bankruptcy Court as the estimated aggregate value of Asbestos Property Damage Claims as of the Petition Date or (b) if Class 16 votes to accept the Plan, $0.00.

                  1.1.19 Asbestos Personal Injury Claim: Any right to payment, claim, remedy, liability, or Demand now existing or hereafter arising, whether or not such right, claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent,

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matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such right, claim, remedy, liability, or Demand are known or unknown, for, under any theory of law, equity, admiralty, or otherwise, death, bodily injury, or other personal damages (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos or asbestos-containing products that were manufactured, sold, supplied, produced, distributed, released, or in any way marketed by any of the Debtors prior to the Petition Date, including, without express or implied limitation, any right, claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general, and special damages) and including punitive damages and any Asbestos or Lead Contribution Claim.

                  1.1.20 Asbestos Property Damage Claim: Any Claim against any of the Debtors, under any theory of law, equity, admiralty, or otherwise, for damages arising from the presence in buildings or other structures of asbestos or asbestos-containing products that was or were manufactured, sold, supplied, produced, distributed, or in any way marketed by any of the Debtors prior to the Petition Date, or for which any of the Debtors is otherwise liable due to the acts or omissions of any of the Debtors, including, without express or implied limitation, all such Claims for compensatory damages (such as proximate, consequential, general, and special damages) and punitive damages, but excluding Asbestos Property Damage Contribution Claims.

                  1.1.21 Asbestos Property Damage Contribution Claims: Any Claim against any of the Debtors that is (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section of the Plan) who has been, is, or may be a defendant in an action seeking damages arising from the presence in buildings or other structures of asbestos or asbestos-containing products that was or were manufactured, sold, supplied, produced, distributed, or in any way marketed by any of the Debtors prior to the Petition Date, or for which any of the Debtors is otherwise liable due to the acts or omissions of any of the Debtors or (B) any assignee or transferee of such Entity, and (ii) on account of alleged liability by any of the Debtors for reimbursement or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action.

                  1.1.22 Available Cash: All cash (other than restricted cash, including, without express or implied limitation, any cash held in escrow by or on behalf of the Debtors and cash held in the "Divestiture Account" maintained at Star Bank, N.A., Cincinnati) that would be shown on a balance sheet of Eagle-Picher and its consolidated subsidiaries as of the last day of the month in which the Effective Date occurs, prepared in accordance with generally accepted accounting principles, less the sum of the following as of such date:
(i) Fifteen Million and 00/100 Dollars ($15,000,000.00), (ii) the Allowed Amount of Allowed Administrative Expenses, (iii) a reasonable estimate by the Debtors of additional Administrative Expenses (such as professional fees and expenses) that may become Allowed thereafter, (iv) the Allowed Amount of Allowed Tax Claims, (v) a reasonable estimate by the Debtors of additional Tax Claims that may become Allowed thereafter, (vi) the DIP Credit Facility Claim, (vii) the Amplicon Lease Secured Claim, (viii) the First Fidelity Lease Secured Claim,
(ix) the Fleet Credit Secured Claim, (x) the GE Capital Secured Claim, (xi) the Grove IRB Secured Claim, (xii) the IBM Credit Corporation Secured Claim, (xiii) the Leesburg Secured Claim, (xiv) the Allowed Amount of Other Secured Claims,
(xv) a reasonable estimate by the Debtors of additional Other Secured Claims that may become Allowed thereafter, (xvi) the Allowed Amount of Allowed Convenience Claims, (xvii) a reasonable estimate by the Debtors of additional Convenience Claims that may become Allowed thereafter, (xviii) if Class 16 votes to accept the Plan, the Asbestos PD Trust Funding Obligation, and (xix) the amount reasonably estimated by the Debtors to be the cost of curing any defaults under the executory contracts and unexpired leases to be assumed by the Debtors under the Plan.

                  1.1.23 Ballot: The form or forms distributed to holders of impaired Claims on which is to be indicated the acceptance or rejection of the Plan.

                  1.1.24 Ballot Date: The date set by the Bankruptcy Court by which all completed ballots must be received.

                  1.1.25 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code, as applicable to the Chapter 11 Cases.

                  1.1.26 Bankruptcy Court: The United States District Court for the Southern District of Ohio, Western Division, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court constituted pursuant to section 151 of title 28 of the United States Code.

                  1.1.27 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended, as applicable to the Chapter 11 Cases, including the

Local Rules of the Bankruptcy Court.

                  1.1.28 Bearer Unsecured Debt Securities: Such of the Henry County IRBs, Houston IRBs, and the Mansfield IRBs that are not registered in the name of the holder (whether fully registered or as to principal only), including such of the Henry County IRBs, Houston IRBs, and the Mansfield IRBs as are registered to "bearer."

                  1.1.29 Board of Directors: The Board of Directors of Eagle-Picher, as it may exist from time to time.

                  1.1.30 Business Day: Any day on which commercial banks are required to be open for business in Cincinnati, Ohio.

                  1.1.31 Chapter 11 Cases: The cases of the Debtors commenced by the filing by each of the Debtors of a voluntary petition for relief under chapter 11 of the Bankruptcy Code on the Petition Date and procedurally consolidated as Case No. 1-91-00100.

                  1.1.32 Claim: (a) A "claim," as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors or Debtors in Possession, whether or not asserted, whether or not the facts of or legal bases therefor are known or unknown, and specifically including, without express or implied limitation, any rights under sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any claim of a derivative nature, any potential or unmatured contract claims, and any other Contingent Claim, and (b) any Environmental Claim or Product Liability Tort Claim, whether or not it constitutes a "claim," as defined in section 101(5) of the Bankruptcy Code.

                  1.1.33 Claims Settlement Guidelines: The settlement guidelines and authority contained in that certain Order Authorizing Debtors to Compromise or Settle Claims and Controversies, entered by the Clerk of the Bankruptcy Court on December 1, 1991, as amended in accordance with section of the Plan.

                  1.1.34 Claims Trading Injunction: An order or orders of the Bankruptcy Court or the District Court permanently and forever staying, restraining, and enjoining any Entity from, directly or indirectly, purchasing, selling, transferring, assigning, conveying, pledging, or otherwise acquiring or disposing of any Asbestos Personal Injury Claim, Lead Personal Injury Claim, or Asbestos Property Damage Claim; provided, however, that the foregoing shall not apply to (i) the transfer of an Asbestos Personal Injury Claim, Lead Personal Injury Claim, or Asbestos Property

Damage Claim to the holder of an Asbestos or Lead Contribution Claim or Asbestos Property Damage Contribution Claim, as the case may be, solely as a result of such holder's satisfaction of such Asbestos Personal Injury Claim, Lead Personal Injury Claim, or Asbestos Property Damage Contribution Claim, as the case may be, or (ii) the transfer of an Asbestos Personal Injury Claim, Lead Personal Injury Claim, or Asbestos Property Damage Claim by will or under the laws of descent and distribution. Any such order or orders will also provide that any action taken in violation thereof will be void ab initio.

                  1.1.35 Confirmation Date: The date on which the Confirmation Order is entered by the Clerk of the Bankruptcy Court.

                  1.1.36 Confirmation Deadline: The date that is one hundred fifty (150) days after the filing of the Plan with the Bankruptcy Court.

                  1.1.37 Confirmation Order: The order or orders of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code, which will contain, inter alia, the Asbestos and Lead PI Permanent Channeling Injunction and the Claims Trading Injunction.

                  1.1.38 Connecticut Mutual Note Secured Claim: All Claims under that certain (a) Note in the original principal amount of Six Million One Hundred Fourteen Thousand Six Hundred Fifty-Nine and 00/100 Dollars ($6,114,659.00) issued by Hillsdale to Connecticut Mutual Life Insurance Company on or about July 29, 1988, (b) Agreement, dated July 29, 1988, between Hillsdale and Connecticut Mutual Life Insurance Company, and (c) Security Agreement, dated July 29, 1988, between Hillsdale, as grantor, and Connecticut Mutual Life Insurance Company, as lender and secured party, to the extent that such Claims constitute "Secured Claims" under that certain Stipulation and Order for Adequate Protection, which was "so ordered" by the Bankruptcy Court on November 25, 1991.

                  1.1.39 Contingent Claim: Any Claim, the liability for which attaches or is dependent upon the occurrence or happening, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and any of the Debtors now or hereafter exists or previously existed.

                  1.1.40 Convenience Claim: As to each holder of an Unsecured Claim, (a) an Unsecured Claim held by such holder in an Allowed Amount of Five Hundred and 00/100 Dollars ($500.00) or less, or (b) an Unsecured Claim of such holder the Allowed Amount of which has been reduced to Five Hundred and 00/100 Dollars ($500.00) by the election of the holder thereof, as provided on the Ballot.

                  1.1.41 Creditor: Any Entity that holds a Claim against any of the Debtors or Debtors in Possession.

                  1.1.42 Debtors: Collectively, Eagle-Picher, Daisy Parts, Inc., Transicoil Inc., MARCO, EDI, Inc., Eagle-Picher Minerals, Inc., and Hillsdale.

                  1.1.43 Debtors in Possession: The Debtors, each in its respective capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

                  1.1.44 Demand: A demand for payment, present or future, that
(i) was not a Claim during the Chapter 11 Cases; (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos and Lead PI Permanent Channeling Injunction; and (iii) pursuant to the Plan, is to be paid by the PI Trust.

                  1.1.45 Designated Real Property Tax Claim: Any Claim for taxes assessed against Parcel No. 27-B-040-0-00-001-0 in Lake County, Ohio.

                  1.1.46 DIP Credit Facility: The postpetition credit facility furnished to the Debtors in Possession by the DIP Lenders, the specific terms of which are set forth in that certain Credit and Agency Agreement, dated May 29, 1991, as extended by that certain First Amendment to Credit Agreement, dated as of February 26, 1992, and as amended and restated by that certain Credit and Agency Agreement, dated November 5, 1992, as amended by that certain First Amendment to Credit Agreement, dated as of August 29, 1994.

                  1.1.47 DIP Credit Facility Claim: Collectively, all Claims of the DIP Lenders arising under the DIP Credit Facility.

                  1.1.48 DIP Lenders: NBD Bank, N.A., for itself and as agent, and Star Bank, N.A., Cincinnati, PNC Bank, Ohio, N.A., f/k/a The Central Trust Company, N.A., and The Bank of Nova Scotia.

                  1.1.49 Disallowed Claim: A Claim that is disallowed in its entirety by a Final Order of the Bankruptcy Court or such other court of competent jurisdiction.

                  1.1.50 Disputed Claim: A Claim that is neither an Allowed Claim nor a Disallowed Claim; provided, however, that no Environmental Claim shall be considered a Disputed Claim for the purposes of the Plan.

                  1.1.51 Disputed Claim Amount: The Estimated Amount of a Disputed Claim, or, if no Estimated Amount exists, the amount set forth in the proof of claim relating to such Disputed Claim as the liquidated amount of such Disputed Claim.

                  1.1.52 Distribution: The payment or distribution under the Plan of property or interests in property to the holders of Allowed Claims (other than Asbestos Personal Injury Claims, Lead Personal Injury Claims, and Asbestos Property Damage Claims) and to the PI Trust and the Asbestos PD Trust.

                  1.1.53 Distribution Amount: The amount of Distribution Value payable to a holder of an Allowed Environmental Claim pursuant to section of the Plan, an Allowed Unsecured Claim in accordance with section , or a Specified Treatment Claim in accordance with section of the Plan on the Initial Distribution Date or the Final Distribution Date, as the case may be.

                  1.1.54 Distribution Value: The sum of the Equity Value plus Available Cash plus the aggregate face amount of the New Debt Securities.

                  1.1.55 District Court: The United States District Court for the Southern District of Ohio, Western Division, having jurisdiction over the

Chapter 11 Cases.

                  1.1.56 Divestiture Notes: Those certain Senior Unsecured Notes in the aggregate principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00), bearing interest at a rate determined by McDonald & Company Securities, Inc., after consultation with the financial advisers to the Unsecured Creditors' Committee, on the Effective Date as the rate such Senior Unsecured Notes should bear in order to have a market value of one hundred percent (100%) of their principal amount on the Effective Date, and substantially in the form of Exhibit "1.1.56" to the Plan.

                  1.1.57 Eagle-Picher: Eagle-Picher Industries, Inc., an Ohio corporation.

                  1.1.58 Effective Date: The first Business Day after the date on which all of the conditions precedent to the effectiveness of the Plan specified in Section have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

                  1.1.59 Encumbrance: With respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any kind or nature in respect of such asset (including, without express or implied limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                  1.1.60 Entity: An individual, corporation, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other person or entity.

                  1.1.61 Environmental Claim: Any Claim as to which the treatment thereof is set forth in (a) the Environmental Settlement Agreement or
(b) an agreement by and between any of the Debtors and any party asserting a Claim against any of the Debtors relating to alleged contamination under the federal or state environmental laws or regulations, pursuant to which agreement all or a portion of such Claim (to the extent and subject to the limitations imposed by such agreement) may be asserted by the holder thereof after the Effective Date, to the extent that such agreement is approved and authorized by a Final Order of the Bankruptcy Court or otherwise in accordance with the Claims Settlement Guidelines.

                  1.1.62 Environmental Settlement Agreement: That certain Settlement Agreement, lodged with the Bankruptcy Court on March 23, 1995, by and between the Debtors and the parties listed on the signatory pages thereof, to the extent that such Settlement Agreement is approved and authorized by the Bankruptcy Court by a Final Order of the Bankruptcy Court.

                  1.1.63 Equity Interest: Any interest in Eagle-Picher represented by shares of Existing Eagle-Picher Common Stock.

                  1.1.64 Equity Security Holders' Committee: The Official Committee of Equity Security Holders consisting of Entities appointed as members in the Chapter 11 Cases in accordance with section 1102(a) of the Bankruptcy Code and their duly appointed successors, if any, as the same may be reconstituted from time to time.

                  1.1.65 Equity Value: The residual value of the equity of Reorganized Eagle-Picher (i.e., after excluding the amount of cash to be distributed under the Plan and debt of the Reorganized Debtors), as determined by McDonald & Company Securities, Inc., after consultation with the financial advisers to the Unsecured Creditors' Committee, as of the date of the commencement of the hearing on confirmation of the Plan, or as otherwise determined in a factual finding contained in the Confirmation Order.

                  1.1.66 Estimated Amount: The estimated dollar value of an Unliquidated Claim, Disputed Claim, or Contingent Claim pursuant to section

502(c) of the Bankruptcy Code.

                  1.1.67 Existing Eagle-Picher Common Stock: Voting common stock of Eagle-Picher, with a par value of $1.25 for each share, authorized pursuant to the Articles of Incorporation as in effect immediately prior to the Effective Date.

                  1.1.68 Final Distribution Date: A date on or after the Initial Distribution Date and after all Disputed Claims (other than Asbestos Personal Injury Claims, Lead Personal Injury Claims, and Asbestos Property Damage Claims) have become either Allowed Claims or Disallowed Claims that is selected by Reorganized Eagle-Picher in its discretion but, in any event, is no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by Reorganized Eagle-Picher, for cause shown.

                  1.1.69 Final Order: An order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors, as the case may be, and their counsel or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

                  1.1.70 First Fidelity Group: First Fidelity Leasing Group,
Inc.

                  1.1.71 First Fidelity Lease Secured Claim: All Claims under that certain Master Lease Finance Agreement, dated October 31, 1990, between Eagle-Picher and First Fidelity Group, to the extent that such Claims constituted Secured Claims as of November 1, 1991, less the aggregate amount of payments made by Eagle-Picher to First Fidelity Group pursuant to that certain Stipulation and Order Setting Motions of First Fidelity Group, which was "so ordered" by the Bankruptcy Court and entered by the Bankruptcy Court on March 17, 1992.

                  1.1.72 Fleet Credit Secured Claim: All Claims under certain equipment schedules, dated January 25, 1988, March 24, 1988, May 19, 1988, and May 24, 1988, respectively, between MARCO and Fleet Credit Corporation, to the extent that such Claims constitute Secured Claims under that certain Stipulation and Order Settling Motions of Fleet Credit Corporation, which was "so ordered" by the Bankruptcy Court on July 20, 1992.

                  1.1.73 Future Claimants' Representative: The Legal Representative for Future Claimants appointed pursuant to the order of the

Bankruptcy Court dated October 31, 1991.

                  1.1.74 GE Capital Secured Claim: The Secured Claim of General Electric Capital Corporation in the amount of Twenty-Two Thousand Four Hundred Fifty-Four and 89/100 Dollars ($22,454.89), pursuant to that certain Stipulation and Order of Dismissal between Eagle-Picher and General Electric Capital Corporation, which was "so ordered" by the Bankruptcy Court on January 18, 1994.

                  1.1.75 Grove IRB Secured Claim: Claims under that certain (a) Note, dated August 9, 1989, from Eagle-Picher to the Grove Industrial Development Authority of Grove, Oklahoma, in the original principal amount of $450,000.00 and (b) Mortgage, filed on August 9, 1989, in the State of Oklahoma, Delaware County, to the extent that such Claims constitute Secured Claims.

                  1.1.76 Henry County IRBs: The Henry County Development Authority Industrial Development Revenue Bonds (Eagle-Picher Industries, Inc. Project), Series 1981, in the original principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).

                  1.1.77 Hillsdale: Hillsdale Tool & Manufacturing Co., a Michigan corporation.

                  1.1.78 Houston IRBs: The Port Development Corporation Industrial Development Revenue Bonds, Series 1980 (Eagle-Picher Industries, Inc., Project), in the original principal amount of Three Million and 00/100 Dollars ($3,000,000.00).

                  1.1.79 IBM Credit Corporation Secured Claim: All Claims of IBM Credit Corporation under that certain Term Lease Master Agreement No. ZHOAO43 between The Ohio Rubber Co., a former division of Eagle-Picher, and IBM Credit Corporation, dated May 16, 1989, and the related Term Lease Supplements thereto, to the extent that such Claims constituted Secured Claims as of November 1, 1991, less the aggregate amount of payments made by Eagle-Picher to IBM Credit Corporation pursuant to that certain Stipulation and Order Settling Motion of IBM Credit Corporation, which was "so ordered" by the Bankruptcy Court on January 15, 1992.

                  1.1.80 Initial Distribution Date: A date on or after the Effective Date that is selected by Reorganized Eagle-Picher in its discretion but, in any event, is within thirty (30) days after the Effective Date, or such later date as the Bankruptcy Court may establish, upon request by Reorganized Eagle-Picher, for cause shown.

                  1.1.81 Injury Claimants' Committee: The Official Committee of Injury Claimants, consisting of Entities appointed as members in the Chapter 11 Cases in accordance with section 1102(a) of the Bankruptcy Code and their duly appointed successors, if any, as the same may be reconstituted from time to time.

                  1.1.82 Inter-Market Note Secured Claim: All Claims under that certain (a) Note Agreement, dated July 7, 1988, between Inter-Market Capital Corporation and Eagle-Picher, (b) 9.8820% Promissory Note issued by Eagle-Picher to New England Mutual Life Insurance Company on or about July 7, 1988, and (c) Security Agreement, dated September 14, 1989, between Hillsdale, as grantor and guarantor, and New England Mutual Life Insurance Company, as lender and secured party, to the extent that such Claims constitute "Secured Claims" under that certain Stipulation and Order Providing Adequate Protection of Interests of New England Mutual Life Insurance Company, which was "so ordered" by the Bankruptcy Court on April 7, 1992, as modified and extended by that certain Stipulation Providing Adequate Protection of Interests of Certain Affiliates of Morgens, Waterfall, Vintiadis & Company, Inc., which was approved by the Bankruptcy Court by an order entered on February 14, 1995.

                  1.1.83 Internal Revenue Code: The Internal Revenue Code of 1986, as amended, and any applicable rulings, regulations (including temporary and proposed regulations) promulgated thereunder, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

                  1.1.84 IRS: The United States Internal Revenue Service.

                  1.1.85 Kalkaska Claim: Allowed Unsecured Claim in the amount of Two Million and 00/100 Dollars ($2,000,000.00) pursuant to a settlement approved by an order of the Bankruptcy Court entered on or about November 24, 1993.

                  1.1.86 Lead Personal Injury Claim: Any right to payment, claim, remedy, liability, or Demand, now existing or hereafter arising, whether or not such right, claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such right, claim, remedy, liability, or Demand are known or unknown, for, under any theory of law, equity, admiralty, or otherwise, death, bodily injury, or other personal damages (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to products that contained lead chemicals that were manufactured, sold, supplied, produced, distributed, or in any way marketed by any of the Debtors prior to the Petition Date, including, without express or implied limitation, any right, claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general, and special damages) and including punitive damages and any Asbestos or Lead Contribution Claim.

                  1.1.87 Leesburg Note: That certain note, dated as of October 4, 1977, from William Robert Jacobsen to Sun First National Bank of Leesburg, as Trustee of the J.D. Manly Construction Company Living Trust.

                  1.1.88 Leesburg Secured Claim: All Claims under (a) the Leesburg Note and (b) that certain mortgage, dated October 4, 1977, recorded at O.R. 638, pages 1587 through 1591, inclusive, of the Public Records of Lake County, Florida, as amended by a mortgage amendment, recorded at O.R. 691, page 55, of the Public Records of the Lake County, Florida, which note and mortgage were assumed by Eagle-Picher pursuant to a certain Real Estate Agreement, dated as of May 18, 1979, between Eagle-Picher and William R. Jacobsen.

                  1.1.89 Mansfield IRBs: The Industrial Development Revenue Bonds (Eagle- Picher Industries, Inc. Project) issued by the City of Mansfield, Ohio, in the original principal amount of Two Million and 00/100 Dollars ($2,000,000.00).

                  1.1.90 MARCO: Michigan Automotive Research Corporation, a Michigan corporation.

                  1.1.91 New Debt Securities: Collectively, the Divestiture Notes, the Senior Unsecured Sinking Fund Debentures, and the Tax Refund Notes.

                  1.1.92 New Eagle-Picher Common Stock: Voting common stock, with no par value, of Reorganized Eagle-Picher from and after the Effective Date after giving effect to the Amended and Restated Articles of Incorporation.

                  1.1.93 Northwestern Group: Northwestern National Life Insurance Company, Northern Life Insurance Company, The North Atlantic Life Insurance Company of America, and American Investors Life Insurance Company.

                  1.1.94 Northwestern Group Secured Claims: All Claims under that certain (a) Note Purchase Agreement, dated April 21, 1989, between Eagle-Picher and the Northwestern Group and (b) Security Agreement, dated April 21, 1989, executed by Eagle-Picher in favor of the Northwestern Group, to the extent that such Claims constituted Secured Claims as of March 12, 1991, less the aggregate amount of payments made by Eagle-Picher to the Northwestern Group or any successor in interest to the Northwestern Group pursuant to that certain Stipulation and Order for Adequate Protection Payments to Northwestern Group, which was entered by the Bankruptcy Court on May 9, 1991.

                  1.1.95 Other Product Liability Tort Claim: Any Product Liability Tort Claim as to which the facts or existence of first become apparent to the holder of such Claim after the Effective Date other than Asbestos Personal Injury Claims and Lead Personal Injury Claims.

                  1.1.96 Other Secured Claim: Any Secured Claim other than the Amplicon Lease Secured Claim, the Connecticut Mutual Note Secured Claim, the Designated Real Property Tax Claim, the Grove IRB Secured Claim, the First Fidelity Lease Secured Claim, the Fleet Credit Secured Claim, the IBM Credit Corporation Secured Claim, the Inter-Market Note Secured Claim, the Leesburg Secured Claim, the Northwestern Group Secured Claim, and the Vale EDBs.

                  1.1.97 Penalty Claim: Any Claim (i) for any fine, penalty, collection fee, or forfeiture, or for multiple, exemplary, or punitive damages to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim, but not any such Claim to the extent that any of the Debtors has agreed to treat such Claim under the Plan as an Unsecured Claim, or (ii) that, pursuant to an order of the Bankruptcy Court, is subordinated for purposes of distribution to all Allowed Unsecured Claims.

                  1.1.98 Per Share Value: An amount equal to the Equity Value divided by ten million (10,000,000).

                  1.1.99  Petition Date:  January 7, 1991.

                  1.1.100  PI Protected Party:  Any of the following parties:

                        1.1.100.1  the Debtors;

                        1.1.100.2 the Reorganized Debtors;

                        1.1.100.3  an Affiliate;

                        1.1.100.4 any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of any of the Debtors, the Reorganized Debtors, or the PI Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

                        1.1.100.5 any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to any of the Reorganized Debtors or the PI Trust or to a successor to, or transferee of, any assets of any of the Debtors, the Reorganized Debtors, or the PI Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); or

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



                              1.1.100.6 any Entity to the extent he, she, or it
            is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on any of the Debtors, the Reorganized Debtors, or the PI Trust on account of Asbestos Personal Injury Claims or Lead Personal Injury Claims by reason of one or more of the following:

                              1.1.100.6.1 such Entity's ownership of a financial
            interest in any of the Debtors or the Reorganized Debtors, a past or present affiliate of any of the Debtors or the Reorganized Debtors, or predecessor in interest of any of the Debtors or the Reorganized Debtors;

                              1.1.100.6.2 such Entity's involvement in the
            management of any of the Debtors or the Reorganized Debtors or any predecessor in interest of any of the Debtors or the Reorganized Debtors;

                              1.1.100.6.3 such Entity's service as an officer,
            director, or employee of any of the Debtors, the Reorganized Debtors, or Related Parties;

                              1.1.100.6.4 such Entity's provision of insurance
            to any of the Debtors, the Reorganized Debtors, or Related Parties;
            or

                              1.1.100.6.5 such Entity's involvement in a
            transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of any of the Debtors, the Reorganized Debtors, or any of the Related Parties.

                  1.1.101 PI Trust: The trust established in accordance with the Asbestos and Lead PI Trust Agreement.

                  1.1.102 PI Trust Share: Two Billion and 00/100 Dollars ($2,000,000,000).

                  1.1.103 Plan: This plan of reorganization, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

                  1.1.104 Priority Claim: Any Claim to the extent such claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Expense, DIP Credit Facility Claim, or Tax Claim.

                  1.1.105 Pro Rata Share: Amount obtained by dividing the Allowed Amount of an Allowed Claim, or, in the case of the Distribution to the PI Trust or the Asbestos PD Trust, the PI Trust Share or the Asbestos PD Trust Share, respectively, by the sum of (a) the PI Trust Share, the Asbestos PD Trust Share, and all Allowed Unsecured Claims (other than Allowed Convenience Claims), and Allowed Environmental Claims, and (b) the Disputed Claim Amount of all Disputed Unsecured Claims (other than Disputed Convenience Claims).

                  1.1.106 Product Liability Tort Claim: Any right to payment, claim, remedy, liability, or Demand, now existing or hereafter arising, whether or not such right, claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such right, claim, remedy, liability, or Demand are known or unknown, for, under any theory of law, equity, admiralty, or otherwise, death, bodily injury, or other personal damages (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to any products or byproducts that were manufactured, sold, supplied, produced, released, distributed, or in any way marketed by any of the Debtors prior to the Petition Date, including, without express or implied limitation, any right, claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general, and special damages), including punitive damages, and including, without express or implied limitation, any Asbestos Personal Injury Claim or Lead Personal Injury Claim.

                  1.1.107 Record Date: The first Business Day that is five (5) days from and after the Confirmation Date.

                  1.1.108 Registered Unsecured Debt Securities: (a) The 9.5% Sinking Fund Debentures Due March 1, 2017, issued by Eagle-Picher, and (b) such of the Henry County IRBs, Mansfield IRBs, and the Houston IRBs that are not Bearer Unsecured Debt Securities.

                  1.1.109 Related Parties: (a) Any past or present affiliate of any of the Debtors or the Reorganized Debtors, (b) any predecessor in interest of any of the Debtors or the Reorganized Debtors, or (c) any Entity that owned a financial interest in any of the Debtors or the Reorganized Debtors, any past or present affiliate of any of the Debtors or the Reorganized Debtors, or any predecessor in interest of any of the Debtors or the Reorganized Debtors.

                  1.1.110 Reorganized Debtors: The Debtors, or any successors in interest thereto, from and after the Effective Date.

                  1.1.111 Reorganized Eagle-Picher: Eagle-Picher, or any successor in interest thereto, from and after the Effective Date.

                  1.1.112 Retention Period: Five (5) years from and after the Effective Date, or such shorter period as the Bankruptcy Court may set.

                  1.1.113 Schedules: The schedules of assets and liabilities and the statements of financial affairs filed by the Debtors in Possession with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements may be amended by the Debtors in Possession from time to time in accordance with Bankruptcy Rule 1009.

                  1.1.114 Senior Unsecured Sinking Fund Debentures: Those certain Senior Unsecured Sinking Fund Debentures in the aggregate principal amount of Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00), bearing interest at a rate determined by McDonald & Company Securities, Inc. on the Effective Date as the rate such Senior Unsecured Sinking Fund Debentures should bear in order to have a market value of one hundred percent (100%) of their principal amount on the Effective Date, and substantially in the form set forth in Exhibit "1.1.114" to the Plan.

                  1.1.115 Secured Claim: Any Claim against any of the Debtors to the extent of the value of any interest in property of the estate of such Debtor securing such Claim, except for the DIP Credit Facility Claim.

                  1.1.116 Specified Treatment Claims: The Kalkaska Claim, the TLG Associates Claim, and any other Unsecured Claim that is (a) Allowed in connection with a settlement with one or more of the Debtors and (b) for which a minimum and maximum distribution under the Plan are specified.


                  1.1.117 Supplemental Severance Program: The Supplemental Severance Program approved by the Bankruptcy Court pursuant to its "Order on Motion Re Key Employee Retention, Etc.," entered on May 13, 1991.

                  1.1.118 Tax Claim: A Claim against any of the Debtors that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

                  1.1.119 Tax Refund Notes: Those certain Senior Unsecured Notes in an aggregate principal amount equal to the federal income tax refund estimated by Eagle-Picher to be due and owing to the Debtors as of the Effective Date, bearing interest at a rate determined by McDonald & Company Securities, Inc. on the Effective Date as the rate such Senior Unsecured Notes should bear in order to have a market value of one hundred percent (100%) of their principal amount on the Effective Date, and in substantially the form of Exhibit "1.1.119" to the Plan.

                  1.1.120 TLG Associates Claim: Allowed Unsecured Claim in the amount of Two Hundred Fifteen Thousand Eight Hundred Thirty-Five and 00/100 ($215,835.00) pursuant to a settlement approved by an order of the Bankruptcy Court dated December 29, 1995.

                  1.1.121 Trustees: Collectively, the persons serving as trustees of the PI Trust, pursuant to the terms of the Asbestos and Lead PI Trust Agreement.

                  1.1.122 Unliquidated Claim: Any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be estimated.

                  1.1.123 Unsecured Claim: Any Claim that is not an Administrative Expense, Tax Claim, Priority Claim, Asbestos Personal Injury Claim, Asbestos Property Damage Claim, Lead Personal Injury Claim, Environmental Claim, Other Product Liability Tort Claim, Designated Real Property Tax Claim, Affiliate Claims and Interests, Penalty Claim, or Secured Claim.

                  1.1.124 Unsecured Creditors' Committee: The Official Unsecured Creditors' Committee, consisting of Entities appointed as members in the Chapter 11 Cases in accordance with section 1102(a) of the Bankruptcy Code and their duly appointed successors, if any, as the same may be reconstituted from time to time.

                  1.1.125 Unsecured Debt Securities: Collectively, the Bearer Unsecured Debt Securities and the Registered Unsecured Debt Securities.

                  1.1.126 Unsecured Debt Securities Indenture: The respective indenture and any other agreements, documents, and instruments governing an issue of Unsecured Debt Securities, as amended, supplemented, or modified as of the date hereof.

                  1.1.127 Unsecured Debt Securities Trustee: The respective trustee acting pursuant to an Unsecured Debt Securities Indenture.

                  1.1.128 Vale EDBs: Those certain Ten Million and 00/100 Dollars ($10,000,000.00) in original principal amount of Economic Development Bonds, Series XCVI, issued by the State of Oregon Economic Development Commission to finance the construction in the Harney and Malheur Counties of Oregon of certain facilities of Eagle-Picher Minerals, Inc.

                  1.1.129 Vale EDBs Claims: Claims with respect to the Vale
EDBs.

                  1.1.130 Voting Procedures Order: An order of the Bankruptcy Court approving procedures relating to the solicitation and tabulation of votes with respect to the Plan.

            1.2 OTHER TERMS. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. An initially capitalized term used herein that is not defined herein shall have the meaning ascribed to such term, if any, in the Bankruptcy Code, unless the context shall otherwise require.

            1.3 EXHIBITS. All Exhibits to the Plan shall be contained in a separate Exhibit Volume, which shall be filed with the Clerk of the Bankruptcy Court not less than twenty (20) days prior to the commencement of the hearing on confirmation of the Plan. Such Exhibits may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court. Holders of Claims and Equity Interests may obtain a copy of such Exhibit Volume, once filed, from Eagle-Picher by a written request sent to the following address:

                              Eagle-Picher Industries, Inc.
                              P.O. Box 1847
                              Cincinnati, OH 45202

                                    ARTICLE 2

                            PROVISIONS FOR PAYMENT OF
                     ADMINISTRATIVE EXPENSES AND TAX CLAIMS

            2.1 PAYMENT OF ALLOWED ADMINISTRATIVE EXPENSES. The Allowed Amount of each Allowed Administrative Expense shall be paid in full, in cash, on the Effective Date; provided, however, that (i) Administrative Expenses representing
(a) liabilities incurred in the ordinary course of business by any of the Debtors in Possession or (b) liabilities arising under loans or advances to the Debtors in Possession, whether or not incurred in the ordinary course of business, shall be assumed and paid by the respective Reorganized Debtors in accordance with the terms and conditions of the particular transactions and any agreements relating thereto, (ii) the Bankruptcy Court shall fix in the Confirmation Order a date for the filing of and a date to hear and determine all applications for final allowances of compensation or reimbursement of expenses under section 330 of the Bankruptcy Code, and (iii) if an Administrative Expense, other than a trade payable incurred in the ordinary course of business by any of the Debtors in Possession and other than a DIP Credit Facility Claim, is a Contingent Claim or Unliquidated Claim as of the Effective Date, the Debtors may request the Bankruptcy Court to estimate such Administrative Expense pursuant to section 502(c) of the Bankruptcy Code, in which case the Allowed Amount of such Administrative Expense shall be paid in full, in cash, on the date that an order estimating such Administrative Expense becomes a Final Order.

            2.2 COMPENSATION AND REIMBURSEMENT. The Allowed Amount of all Administrative Expenses arising under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code shall be paid in full, in cash, (a) upon the later of (i) the Effective Date and (ii) the date upon which the order with respect to the allowance or disallowance of any such Administrative Expense becomes a Final Order, or (b) upon such other terms as may be mutually agreed upon between each Administrative Expense Creditor and the Reorganized Debtors.

            2.3 DIP CREDIT FACILITY CLAIM. On the Effective Date, the DIP Credit Facility Claim shall be paid, in full, in cash. Unless otherwise agreed by the DIP Lenders, to the extent that any letters of credit issued pursuant to the DIP Credit Facility remain outstanding on the Effective Date, the Debtors will pay to the Agent Bank, for the ratable benefit of the DIP Lenders, cash in an amount equal to the face amount of such letters of credit, which shall be held by the Agent Bank for the repayment of all amounts due in respect of such letters of credit.

            2.4 TAX CLAIMS. Each holder of an Allowed Tax Claim shall be paid the Allowed Amount of its Allowed Tax Claim, at the option of the Reorganized Debtors, either (a) in full, in cash, on the Effective Date or (b) upon such other terms as may be mutually agreed upon between each holder of a Tax Claim and the Reorganized Debtors.

                                    ARTICLE 3

                     CLASSIFICATION AND TREATMENT OF CLAIMS

                              AND EQUITY INTERESTS

            3.1 SUMMARY. Claims and Equity Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation, and distribution pursuant to the Plan, as follows:


CLASS                                     STATUS
Class 1:    Priority Claims               Unimpaired - not entitled to vote.

Class 2:    Amplicon Lease Secured        Unimpaired - not entitled to vote.
            Claim

Class 3:    Connecticut Mutual Note       Impaired - entitled to vote
            Secured Claim

Class 4:    Designated Real Property      Impaired - entitled to vote.
            Tax Claims

Class 5:    First Fidelity Lease          Unimpaired - not entitled to vote.
            Secured Claim

Class 6:    Fleet Credit Secured Claim    Unimpaired - not entitled to vote.

Class 7:    GE Capital Secured Claim      Unimpaired - not entitled to vote.

Class 8:    Grove IRB Secured Claim       Unimpaired - not entitled to vote.

Class 9:    IBM Credit Corporation        Unimpaired - not entitled to vote.

            Secured Claim

Class 10:   Inter-Market Note             Impaired - entitled to vote.
            Secured Claim

Class 11:   Leesburg Secured Claim        Unimpaired - not entitled to vote.

Class 12:   Northwestern Group Secured    Impaired - entitled to vote.
            Claims

Class 13:   Vale EDBs Claims              Unimpaired - not entitled to vote.

Class 14:   Other Secured Claims          Unimpaired - not entitled to vote.

Class 15:   Convenience Claims            Unimpaired - not entitled to vote.

Class 16:   Asbestos Property Damage      Impaired - entitled to vote.
            Claims


CLASS                                     STATUS
Class 17:   Asbestos Personal Injury      Impaired - entitled to vote.
            Claims and Lead Personal
            Injury Claims

Class 18:   Other Product Liability       Impaired - entitled to vote.
            Tort Claims

Class 19:   Environmental Claims          Impaired - entitled to vote.

Class 20:   Unsecured Claims              Impaired - entitled to vote.
            other than Convenience
            Claims and Specified
            Treatment Claims

Class 21: Specified Treatment Claims Impaired - entitled to vote.

Class 22:   Affiliate Claims and          Unimpaired - not entitled to vote.
            Interests

Class 23:   Penalty Claims                Impaired - deemed to reject the Plan.

Class 24:   Equity Interests              Impaired - deemed to reject the Plan.

            3.2   CLASSIFICATION AND TREATMENT.

                  3.2.1       CLASS 1.  PRIORITY CLAIMS.

                        1. Classification: Class 1 consists of all Allowed
Priority Claims.

                        2. Treatment: Each holder of an Allowed Priority Claim shall be paid the Allowed Amount of its Allowed Priority Claim, in full, in cash, on the Effective Date.

                        3. Status: Class 1 is not impaired. The holders of the Claims in Class 1 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                  3.2.2       CLASS 2.  AMPLICON LEASE SECURED CLAIM.

                        1. Classification: Class 2 consists of the Amplicon
Lease Secured Claim.

                        2. Treatment: At the option of the Debtors and in accordance with section 1124 of the Bankruptcy Code, the Amplicon Lease Secured
Claim shall be treated in one of the following ways:

                              a. The legal, equitable and contractual rights to
            which the Amplicon Lease Secured Claim entitles the holder thereof shall be unaltered.

                                       or



                                      A-20




                              b. Notwithstanding any contractual provision or
            applicable law that entitles the holder of the Amplicon Lease
            Secured Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing the Amplicon Lease Secured Claim, the Amplicon Lease Secured Claim shall be reinstated, and the Debtors shall (i) cure all defaults that occurred before or from and after the Petition Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy
            Code), (ii) reinstate the maturity of the Amplicon Lease Secured
            Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of the Amplicon Lease Secured Claim is entitled.

                                       or

                              c. On the Effective Date, the holder of the
            Amplicon Lease Secured Claim shall be paid the Allowed Amount of the Amplicon Lease Secured Claim, in full, in cash.

                        3. Status: Class 2 is not impaired. The holder of the Claim in Class 2 is deemed to accept the Plan and, accordingly, is not entitled to vote to accept or reject the Plan.

                  3.2.3       CLASS 3.  CONNECTICUT MUTUAL NOTE SECURED CLAIM.

                        1. Classification: Class 3 consists of the Connecticut
Mutual Note Secured Claim.

                        2. Treatment: The holder of the Connecticut Mutual Note
Secured Claim will retain the liens securing the Connecticut Mutual Note Secured
Claim and, on the Effective Date, will receive a note, substantially in the form of Exhibit "1.1.38" to the Plan, which shall (i) have a maturity date of June 1, 2001, (ii) bear interest at the rate of 10.0% per annum, (iii) have a principal amount equal to the amount of the Connecticut Mutual Note Secured Claim, and
(iv) provide for equal monthly payments of principal and interest in an amount sufficient to fully amortize the principal amount of such note over the term of such note.

                        3. Status: Class 3 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holder of the Claim in Class
3 is entitled to vote to accept or reject the Plan.

                  3.2.4       CLASS 4.  DESIGNATED REAL PROPERTY TAX CLAIM.

                        1. Classification: Class 4 consists of the Designated
Real Property Tax Claim.

                        2. Treatment: On the Effective Date, the property securing the Designated Real Property Tax Claim shall be transferred to the holder of the Designated Real Property Tax Claim in full and complete satisfaction of the Designated Real Property Tax Claim. Notwithstanding the foregoing, if the property securing the Designated Real Property Tax Claim is


                                      A-21





sold prior to the Effective Date, the Designated Real Property Tax Claim shall be paid in full, in cash, on the date on which such sale is consummated.

                        3. Status: Class 4 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holder of the Claim in Class
4 is entitled to vote to accept or reject the Plan.

                  3.2.5       CLASS 5.  FIRST FIDELITY LEASE SECURED CLAIM.

                        1. Classification: Class 5 consists of the First
Fidelity Lease Secured Claim.

                        2. Treatment: On the Effective Date, the holder of the First Fidelity Lease Secured Claim shall be paid the Allowed Amount of the First
Fidelity Lease Secured Claim, in full, in cash.

                        3. Status: Class 5 is unimpaired. The holder of the Claim in Class 5 is deemed to accept the Plan and, accordingly, is not entitled to vote to accept or reject the Plan.

                  3.2.6       CLASS 6.  FLEET CREDIT SECURED CLAIM.

                        1. Classification: Class 6 consists of the Fleet Credit
Secured Claim.

                        2. Treatment: On the Effective Date, the holder of the Fleet Credit Secured Claim shall be paid the Allowed Amount of the Fleet Credit
Secured Claim, in full, in cash.

                        3. Status: Class 6 is unimpaired. The holder of the

Claim in Class 6 is deemed to accept the Plan and, accordingly, is not entitled to vote to accept or reject the Plan.

                  3.2.7       CLASS 7.  GE CAPITAL SECURED CLAIM.

                        1. Classification: Class 7 consists of the GE Capital
Secured Claim.

                        2. Treatment: On the Effective Date, the holder of the E Capital Secured Claim shall be paid the Allowed Amount of the GE Capital
Secured Claim, in full, in cash.

                        3. Status: Class 7 is not impaired. The holder of the

Claim in Class 7 is deemed to accept the Plan and, accordingly, is not entitled to vote to accept or reject the Plan.

                  3.2.8       CLASS 8.  GROVE IRB SECURED CLAIM.

                        1. Classification: Class 8 consists of the Grove IRB
Secured Claim.



                                      A-22




                        2. Treatment: On the Effective Date, the holder of the Grove IRB Secured Claim shall be paid the Allowed Amount of the Grove IRB
Secured Claim, in full, in cash.

                        3. Status: Class 8 is not impaired. The holder of the Claim in Class 8 is deemed to accept the Plan and, accordingly, is not entitled to vote to accept or reject the Plan.

                  3.2.9       CLASS 9.  IBM CREDIT CORPORATION SECURED CLAIM.

                        1. Classification: Class 9 consists of the IBM Credit
Corporation Secured Claim.

                        2. Treatment: On the Effective Date, the holder of the IBM Credit Corporation Secured Claim shall be paid the Allowed Amount of the IBM
Credit Corporation Secured Claim, in full, in cash.

                        3. Status: Class 9 is not impaired. The holder of the Claim in Class 9 is deemed to accept the Plan, and, accordingly, is not entitled to vote to accept or reject the Plan.

                  3.2.10      CLASS 10.  INTER-MARKET NOTE SECURED CLAIM.

                        1. Classification: Class 10 consists of the Inter-Market
Note Secured Claim.

                        2. Treatment: The holder of the Inter-Market Note
Secured Claim will retain the liens securing the Inter-Market Note Secured Claim and, on the Effective Date, will receive a note, substantially in the form of Exhibit "1.1.82" to the Plan, which shall (i) have a maturity date of June 1, 2001, (ii) bear interest at the rate of 10.0% per annum, (iii) have a principal amount equal to the amount of the Inter-Market Note Secured Claim, and (iv) provide for equal monthly payments of principal and interest in an amount sufficient to fully amortize the principal amount of such note over the term of such note.

                        3. Status: Class 10 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holder of the Claim in Class 10 is entitled to vote to accept or reject the Plan.

                  3.2.11      CLASS 11.  LEESBURG SECURED CLAIM.

                        1. Classification: Class 11 consists of the Leesburg
Secured Claim.

                        2. Treatment: On the Effective Date, the holder of the Leesburg Secured Claim shall be paid the Allowed Amount of the Leesburg Secured
Claim, in full, in cash.

                        3. Status: Class 11 is not impaired. The holder of the Claim in Class 11 is deemed to accept the Plan and, accordingly, is not entitled to vote to accept or reject the Plan.



                                      A-23





                  3.2.12      CLASS 12.  NORTHWESTERN GROUP SECURED CLAIMS.

                        1. Classification: Class 12 consists of the Northwestern
Group Secured Claims.

                        2. Treatment: The holders of the Northwestern Group
Secured Claims will retain the liens securing the Northwestern Group Secured
Claims and, on the Effective Date, will each receive a note, substantially in the form of Exhibit "1.1.94" to the Plan, which shall (i) have a maturity date of May 1, 2001, (ii) bear interest at the rate of 10.0% per annum, (iii) have a principal amount equal to the amount of such holder's share of the Northwestern
Group Secured Claims, and (iv) provide for equal monthly payments of principal and interest in an amount sufficient to fully amortize the principal amount of such note over the term of such note.

                        3. Status: Class 12 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 12 are entitled to vote to accept or reject the Plan.

                  3.2.13      CLASS 13.  VALE EDBS CLAIMS.

                        1. Classification: Class 13 consists of the Vale EDBs
Claims.

                        2. Treatment: Notwithstanding any contractual provision or applicable law that entitles the holders of the Vale EDBs Claims to demand or receive payment of such Claims prior to the stated maturity of such Claims from and after the occurrence of a default under the agreements or instruments evidencing the Vale EDBs Claims, the Vale EDBs shall be reinstated, and the Debtors shall (i) cure all defaults that occurred before or from and after the Petition Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of the Vale EDBs as such maturity existed prior to the occurrence of such default, (iii) compensate the holders of the Vale EDBs Claims for any damages incurred as a consequence of any reasonable reliance by such holders on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holders of the Vale EDBs Claims are entitled.
Entry of the Confirmation Order shall constitute a finding that no amounts are payable and owing under subsections (i) and (iii) hereof.

                        3. Status: Class 13 is not impaired. The holders of the Claims in Class 13 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                  3.2.14      CLASS 14.  OTHER SECURED CLAIMS.

                        1. Classification: Class 14 consists of all Allowed
Other Secured Claims. Although placed in one class for purposes of convenience, each Allowed Other Secured Claim shall be treated as though in a separate class for all purposes under the Plan.

                        2. Treatment: At the option of the Debtors and in accordance with section 1124 of the Bankruptcy Code, each Allowed Other Secured
Claim shall be treated in one of the following ways:

                              a. The legal, equitable and contractual rights to
            which such Allowed Other Secured Claim entitles the holder of such Claim shall be unaltered.



                                      A-24





                                       or

                              b. Notwithstanding any contractual provision or
            applicable law that entitles the holder of an Allowed Other Secured
            Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such Claim shall be reinstated, and the Debtors shall (i) cure all defaults that occurred before or from and after the Petition Date
            (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

                                       or

                              c. On the later of the Effective Date or the date
            on which an Other Secured Claim becomes Allowed, the holder of such Allowed Other Secured Claim shall be paid the Allowed Amount of such Claim, in full, in cash. Interest accruing on any Allowed Other
            Secured Claim after the Petition Date shall be accrued at the rate of eight percent (8%) per annum.

                        3. Status: Class 14 is not impaired. The holders of the Claims in Class 14 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                  3.2.15      CLASS 15.  CONVENIENCE CLAIMS.

                        1. Classification: Class 15 consists of all Allowed
Convenience Claims.

                        2. Treatment: Each holder of an Allowed Convenience

Claim shall be paid the Allowed Amount of its Allowed Convenience Claim, in full, in cash on the Effective Date.

                        3. Election: Any holder of an Unsecured Claim that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Unsecured Claims and return such Ballot to the address specified therein on or before the Ballot Date. Any election made after the Ballot Date shall not be binding on the Debtors unless the Ballot Date is expressly waived in writing by the Debtors with respect to any such Claim.

                        4. Status: Class 15 is not impaired. The holders of the Claims in Class 15 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                  3.2.16      CLASS 16.  ASBESTOS PROPERTY DAMAGE CLAIMS.

                        1. Classification: Class 16 consists of all Asbestos
Property Damage Claims.



                                      A-25




                        2. Treatment: All Asbestos Property Damage Claims shall be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PD Trust and the Asbestos PD Trust Agreement and the claims resolution procedures adopted pursuant thereto and referred to in subsection 4. of this section . The Asbestos PD Trust will be funded in accordance with the provisions of section of the Plan. The sole recourse of the holder of an Asbestos Property
Damage Claim shall be the Asbestos PD Trust, and such holder shall have no right whatsoever at any time to assert its Asbestos Property Damage Claim against the Reorganized Debtors. Without limiting the foregoing, on the Effective Date, all entities shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Property Damage Claims (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between any of the Debtors or the Reorganized Debtors and the Asbestos PD Trust, which actions shall be in conformity and compliance with the provisions hereof):

                        a. commencing, conducting, or continuing in any manner,
            directly or indirectly, any suit, action, or other proceeding
            (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting any of the Reorganized Debtors or any property or interests in property of any of the Reorganized Debtors;

                        b. enforcing, levying, attaching (including, without
            express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any of the Reorganized Debtors or any property or interests in property of any of the Reorganized Debtors;

                        c. creating, perfecting, or otherwise enforcing in any
            manner, directly or indirectly, any Encumbrance against any of the Reorganized Debtors or any property or interests in property of any of the Reorganized Debtors;

                        d. setting off, seeking reimbursement of, contribution
            from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any of the Reorganized Debtors or any property or interests in property of any of the Reorganized Debtors; and

                        e. proceeding in any manner in any place with regard to
            any matter that is subject to resolution pursuant to the Asbestos PD
            Trust, except in conformity and compliance therewith.

                        3. Selection of Trustees for Asbestos PD Trust: If Class
16 votes to accept the Plan, then the trustees for the Asbestos PD Trust will be selected by the representatives of each group for which a class proof of claim asserting Asbestos Property Damage Claims was timely filed in the Chapter 11
Cases. If Class 16 votes to reject the Plan, Eagle-Picher will select one or more trustees for the Asbestos PD Trust, by notice filed with the Bankruptcy
Court on or before ten (10) days prior to the Confirmation Hearing. Eagle-Picher reserves the right to select Reorganized Eagle-Picher as the sole trustee of the Asbestos PD Trust if Class 16 votes to reject the Plan.

                        4. Claims Resolution Procedures: If Class 16 votes to accept the Plan, then the trustees for the Asbestos PD Trust will establish procedures for the allowance and



                                      A-26

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



payment of Asbestos Property Damage Claims. If Class 16 votes to reject the
Plan, then the claims resolution procedures attached to the Plan as Exhibit
"1.1.6.5" will govern and control in all respects the allowance and payment of Asbestos Property Damage Claims.

                        5. Status: Class 16 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 16 are entitled to vote to accept or reject the Plan.

                  3.2.17      CLASS 17.  ASBESTOS PERSONAL INJURY CLAIMS AND
                              LEAD PERSONAL INJURY CLAIMS.

                        1. Classification: Class 17 consists of all Asbestos
Personal Injury Claims and Lead Personal Injury Claims.

                        2. Treatment: All Asbestos Personal Injury Claims and
Lead Personal Injury Claims shall be determined and paid pursuant to the terms, provisions, and procedures of the PI Trust and the Asbestos and Lead PI Trust
Agreement. The PI Trust will be funded in accordance with the provisions of section of the Plan. The sole recourse of the holder of an Asbestos Personal
Injury Claim or Lead Personal Injury Claim shall be the PI Trust, and such holder shall have no right whatsoever at any time to assert its Asbestos
Personal Injury Claim or Lead Personal Injury Claim, as the case may be, against any PI Protected Party. Without limiting the foregoing, on the Effective Date, all Entities shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims or Lead Personal Injury Claims (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan or any other agreement or instrument between any of the Debtors, or the Reorganized Debtors and the PI Trust, which actions shall be in conformity and compliance with the provisions hereof):

                        a. commencing, conducting, or continuing in any manner,
            directly or indirectly, any suit, action, or other proceeding
            (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting any PI Protected Party or any property or interests in property of any PI Protected Party;

                        b. enforcing, levying, attaching (including, without
            express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any PI Protected Party or any property or interests in property of any PI Protected Party;

                        c. creating, perfecting, or otherwise enforcing in any
            manner, directly or indirectly, any Encumbrance against any PI
            Protected Party or any property or interests in property of any PI
            Protected Party;

                        d. setting off, seeking reimbursement of, contribution
            from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any PI Protected Party or any property or interests in property of any PI Protected Party; and



                                      A-27

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



                        e. proceeding in any manner in any place with regard to
            any matter that is subject to resolution pursuant to the PI Trust, except in conformity and compliance therewith.

Nothing contained herein shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors, or the PI
Trust may have against any Entity in connection with or arising out of an Asbestos Personal Injury Claim or Lead Personal Injury Claim.

                        3. Discounted Payment Election: The Ballot to be distributed to holders of Asbestos Personal Injury Claims will permit such holders to elect to have their Asbestos Personal Injury Claims processed and paid pursuant to the discounted payment procedure set forth in the Asbestos and Lead PI Trust Agreement and the claims resolution procedures adopted pursuant thereto.

                        4. Status: Class 17 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 17 are entitled to vote to accept or reject the Plan.

                  3.2.18      CLASS 18.  OTHER PRODUCT LIABILITY TORT CLAIMS.

                        1. Classification: Class 18 consists of all Other
Product Liability Tort Claims.

                        2. Treatment: Each holder of an Allowed Other Product
Liability Tort Claim shall receive consideration having a value, determined by Reorganized Eagle-Picher in good faith, equal to the value that would have been distributed to such holder if such Allowed Other Product Liability Tort Claim had been an Allowed Unsecured Claim on the Final Distribution Date; provided, however, that, in determining the Pro Rata Share that would have been payable if such Allowed Other Product Liability Tort Claim had been an Allowed Unsecured
Claim, no adjustments shall be made to the denominator of the equation specified in section ; provided further, that, if any Other Product Liability Tort Claim becomes known prior to the Final Distribution Date, the Other Product Liability
Tort Claim shall be treated as an Unsecured Claim for all purposes. The treatment provided herein is not, and shall not be deemed to constitute, a waiver of any of the Debtors' applicable non-bankruptcy defenses, including statute of limitations.

                        3. Status: Class 18 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 18 are entitled to vote to accept or reject the Plan.

                  3.2.19      CLASS 19.  ENVIRONMENTAL CLAIMS.

                        1. Classification: Class 19 consists of all
Environmental Claims.

                        2. Treatment: Each holder of an Environmental Claim shall be entitled to treatment of its Environmental Claim and receive such consideration as is provided in the settlement agreement applicable to such Environmental Claim. Without limiting the provisions of such settlement agreement, each holder of an Environmental Claim, to the extent any portion of such Environmental Claim becomes Allowed prior to any Distribution, shall receive on the Initial Distribution Date and the Final Distribution Date its Pro
Rata Share of the Distribution Value less the aggregate value of consideration
(computed as provided herein) previously distributed on account


                                      A-28

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of such Allowed portion of the Environmental Claim in any Distribution made prior thereto. The sole recourse of the holders of Environmental Claims against the Debtors, the Reorganized Debtors, or any property or interests in property of the Debtors or the Reorganized Debtors shall be in accordance with the rights of such holders set forth in such settlement agreement. Nothing contained herein or in any settlement agreement relating to an Environmental Claim shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors or the Reorganized Debtors may have against any Entity that is not a party to such settlement agreement. As to any portion of an Environmental Claim that becomes Allowed prior to the Initial Distribution Date or the Final
Distribution Date, the holder of such Environmental Claim shall receive its Distribution Amount in consideration consisting of Available Cash in an amount equal to one-half (1/2) of the Distribution Amount and Divestiture Notes having an aggregate principal amount equal to one-half (1/2) of the Distribution
Amount.

                  3. Status: Class 19 is impaired. The holders of the Claims in Class 19 are entitled to vote to accept or reject the Plan.

                  3.2.20      CLASS 20.  UNSECURED CLAIMS OTHER THAN CONVENIENCE
                              CLAIMS AND THE SPECIFIED TREATMENT CLAIMS.

                        1. Classification: Class 20 consists of Unsecured Claims other than Convenience Claims and Specified Treatment Claims.

                        2. Treatment: Each holder of an Allowed Unsecured Claim in Class 20 shall receive on the Initial Distribution Date and the Final
Distribution Date its Pro Rata Share of the Distribution Value less the aggregate value of consideration (computed as provided herein) previously distributed on account of such Allowed Unsecured Claim in any Distribution made prior thereto. On the Initial Distribution Date and the Final Distribution Date, each such holder's Distribution Amount shall be paid in consideration consisting of Available Cash in an amount equal to one-half (1/2) of the Distribution
Amount and Divestiture Notes having an aggregate principal amount equal to one-half (1/2) of the Distribution Amount.

                        3. Cancellation of Unsecured Debt Securities: As of the
Effective Date, all notes, agreements, and securities evidencing Unsecured
Claims and the rights of the holders thereof thereunder, including, without express or implied limitation, the Unsecured Debt Securities and each Unsecured
Debt Securities Indenture, shall be cancelled and deemed null and void and of no further force and effect, and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the Distributions provided herein. Notwithstanding the foregoing, such cancellation shall not impair the rights and duties under each Unsecured Debt Securities
Indenture as between the Unsecured Debt Securities Trustee and the beneficiaries of the trust created thereby.

                        4. Surrender of Bearer Unsecured Debt Securities:
Distributions with respect to the Bearer Unsecured Debt Securities shall be made to the Unsecured Debt Securities Trustee for payment to the individual holders of Bearer Unsecured Debt Securities. No holder of Bearer Unsecured Debt
Securities shall be entitled to any Distribution unless and until such holder shall have first surrendered or caused to be surrendered to the Unsecured Debt
Securities Trustee the original Bearer Unsecured Debt Securities held by it or, in the event that such Unsecured Debt Securities have been lost, destroyed, stolen, or mutilated, executed and delivered an affidavit of loss and indemnity with respect thereto in the form customarily utilized for such purposes that is reasonably satisfactory to the Debtors and the Unsecured Debt Securities Trustee and, in the event either the Debtors or the Unsecured Debt Securities Trustee requests, furnished a bond in form and



                                      A-29

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



substance (including, without express or implied limitation, amount) reasonably satisfactory to the Debtors or the Unsecured Debt Securities Trustee, as the case may be. Promptly upon the surrender of any Bearer Unsecured Debt
Securities, the Unsecured Debt Securities Trustee shall cancel such securities and deliver such cancelled securities to the Reorganized Debtors or otherwise dispose of such securities in such manner as the Reorganized Debtors may request. In accordance with section 1143 of the Bankruptcy Code, any holder of Bearer Unsecured Debt Securities that fails to surrender its Bearer Unsecured
Debt Securities or deliver an affidavit of loss and indemnity as provided herein within the Retention Period shall be deemed to have forfeited all rights and claims against the Debtors and the Reorganized Debtors and shall not participate in any Distribution on account of the Bearer Unsecured Debt Securities. As soon as practicable after the receipt of the foregoing from the holder of Bearer
Unsecured Debt Securities, the Unsecured Debt Securities Trustee shall make the
Distribution provided hereunder. Thereafter, the Unsecured Debt Securities
Trustee shall maintain a register of the holders of Bearer Unsecured Debt
Securities that have complied with the foregoing provisions of this paragraph and the amount of Bearer Unsecured Debt Securities held by each such holder, and any further Distribution made shall be made by the Unsecured Debt Securities
Trustee to the holders reflected on such register.

                        5. Record Date for Registered Unsecured Debt Securities:
As at the close of business on the Record Date, the transfer ledgers for the Registered Unsecured Debt Securities shall be closed, and there shall be no further changes in the record holders of any Registered Unsecured Debt
Securities. Distributions with respect to the Registered Unsecured Debt
Securities shall be made to the Unsecured Debt Securities Trustee for payment to the record holders of any Registered Unsecured Debt Securities as reflected on the transfer ledgers for the Registered Unsecured Debt Securities as at the close of business on the Record Date. The Debtors or the Reorganized Debtors, as the case may be, and the Unsecured Debt Securities Trustee shall have no obligation to recognize any transfer of the Registered Unsecured Debt Securities that is not recorded on the transfer ledgers for the Registered Unsecured Debt
Securities as of the close of business on the Record Date. The Debtors or the Reorganized Debtors, as the case may be, and the Unsecured Debt Securities
Trustee shall be entitled instead to recognize and deal with, for all purposes hereunder, only those record holders stated on the transfer ledgers of the Registered Unsecured Debt Securities Trustee as of the close of business on the Record Date.

                        6. Expiration of the Retention Period: Upon the expiration of the Retention Period, all monies or other property held for distribution by the Unsecured Debt Securities Trustee shall be returned to the Reorganized Debtors by the Unsecured Debt Securities Trustee, free and clear of any claim or interest of any nature whatsoever, including, without express or implied limitation, escheat rights of any governmental unit under applicable law.

                        7. Compensation of the Unsecured Debt Securities
Trustee: The Unsecured Debt Securities Trustee shall be compensated by the
Reorganized Debtors for services rendered from and after the Effective Date, including the reasonable compensation, disbursements, and expenses of the agents and legal counsel of the Unsecured Debt Securities Trustee in connection with the performance of its duties under this section and shall be indemnified by the Reorganized Debtors for any loss, liability, or expense incurred by it in connection with the performance of such duties to the same extent and in the same manner as provided in the Unsecured Debt Securities Indenture.

                        8. Interest: Interest shall neither accrue nor be payable with respect to Allowed Unsecured Claims.


                                      A-30

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



                        9. Status: Class 20 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 20 are entitled to vote to accept or reject the Plan.

                  3.2.21      CLASS 21.  SPECIFIED TREATMENT CLAIMS.

                        1. Classification: Class 21 consists of the Specified
Treatment Claims.

                        2. Treatment: Each holder of a Specified Treatment Claim shall receive on the Initial Distribution Date and the Final Distribution Date its Pro Rata Share of the Distribution Value less the aggregate value of consideration (computed as provided herein) previously distributed on account of such Specified Treatment Claim in any Distribution made prior thereto. On the Initial Distribution Date and the Final Distribution Date, each such holder's
Distribution Amount shall be paid in consideration consisting of Available Cash in an amount equal to one-half (1/2) of the Distribution Amount and Divestiture
Notes having an aggregate principal amount equal to one-half (1/2) of the Distribution Amount. Notwithstanding the foregoing, the aggregate value of the Distributions on account of such Specified Treatment Claim shall be no less than the amount set forth in the settlement agreement pursuant to which such Specified Treatment Claim became Allowed and shall not exceed the amount set forth in such settlement agreement.

                        3. Status: Class 21 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 21 are entitled to vote to accept or reject the Plan.

                  3.2.22      CLASS 22.  AFFILIATE CLAIMS AND INTERESTS.

                        1. Classification: Class 22 consists of Affiliate Claims and Interests.

                        2. Treatment: At the option of the Debtors and in accordance with section 1124 of the Bankruptcy Code, the Allowed Affiliate
Claims and Interests shall be treated in one of the following ways:

                              a. The legal, equitable and contractual rights to
            which such Allowed Affiliate Claims and Interests entitle the holder of any such Claims and Interests shall be unaltered.

                                       or

                              b. Notwithstanding any contractual provision or
            applicable law that entitles the holder of Allowed Affiliate Claims and Interests to demand or receive payment thereof prior to the stated maturity thereof from and after the occurrence of a default under the agreements governing or instruments evidencing such Allowed Affiliate Claims and Interests, such Affiliate Claims and
            Interests shall be reinstated, and the Debtors shall (i) cure all defaults that occurred before or from and after the Petition Date
            (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Affiliate
            Claims and Interests as such maturity existed prior to the occurrence of such default, (iii) compensate the holders of such Affiliate Claims and Interests for any damages incurred as a consequence of any reasonable reliance by such holder on such


                                      A-31

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



            contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holders of such Affiliate Claims and Interests are entitled.

                                       or

                              c. On the later of the Effective Date or the date
            on which any Affiliate Claims and Interests become Allowed, the holder of such Allowed Affiliate Claims and Interests shall be paid the Allowed Amount of such Affiliate Claims and Interests, in full, in cash.

                        3. Status: Class 22 is not impaired. The holders of Claims and Interests in Class 22 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                  3.2.23      CLASS 23.  PENALTY CLAIMS.

                        1. Classification: Class 23 consists of Penalty Claims.

                        2. Treatment: The holders of Penalty Claims will not receive or retain any interest or property under the Plan.

                        3. Status: Class 23 is impaired. The holders of Claims in Class 23 are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                  3.2.24      CLASS 24.  EQUITY INTERESTS.

                        1. Classification: Class 24 consists of Equity
Interests.

                        2. Treatment: The holders of Equity Interests will not receive or retain any interest or property under the Plan. On the Effective
Date, the certificates that previously evidenced ownership of Existing
Eagle-Picher Common Stock shall be cancelled and shall be null and void, and the holders thereof shall have no rights, and such certificates shall evidence no rights.

                        3. Status: Class 24 is impaired. The holders of Equity
Interests are deemed to reject the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

            3.3 COMPROMISE AND SETTLEMENT RELATING TO THE AMOUNT OF THE PI TRUST
SHARE. The use of the amount of Two Billion and 00/100 Dollars
($2,000,000,000.00) as the PI Trust Share under the Plan represents a compromise and settlement between the Plan Proponents and the Unsecured Creditors'
Committee regarding the issues raised in the appeal by the Unsecured Creditors'
Committee of the Bankruptcy Court's Decision and Order on 1) Debtors' Motion to
Estimate Liability and 2) Motion of UCC for Information Gathering, dated
December 4, 1995, and as amended on December 14, 1995, which appeal shall be deemed dismissed with prejudice on the Effective Date. The Unsecured Creditors'
Committee will take whatever actions are reasonably necessary to effectuate such dismissal.



                                      A-32

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



            3.4 CONTROVERSY CONCERNING IMPAIRMENT. In the event of a controversy as to whether any class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy prior to the Confirmation Date.



                                      A-33




                                    ARTICLE 4

               MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

            4.1 MODIFICATION OF THE PLAN. The Plan Proponents may, upon the unanimous written consent of all Plan Proponents, alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date so long as the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code. After the Confirmation Date and prior to the Effective Date, the Plan Proponents, upon the unanimous written consent of all Plan Proponents, may alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code.

            4.2   REVOCATION OR WITHDRAWAL.

                  4.2.1 Right to Revoke. The Plan may be revoked or withdrawn prior to the Confirmation Date by either (a) after the Confirmation Deadline, any of the Plan Proponents or (b) upon the unanimous written consent of all Plan
Proponents, the Plan Proponents.

                  4.2.2 Effect of Withdrawal or Revocation. If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors.

            4.3 AMENDMENT OF PLAN DOCUMENTS. From and after the Effective Date, the authority to amend, modify, or supplement the Exhibits to the Plan and any documents attached to such Exhibits shall be as provided in such Exhibits and their respective attachments.


                                      A-34

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



                                    ARTICLE 5

                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

            5.1 OBJECTIONS TO CLAIMS; PROSECUTION OF DISPUTED CLAIMS. The
Reorganized Debtors shall object to the allowance of Claims filed with the Bankruptcy Court (other than Asbestos Personal Injury Claims, Lead Personal
Injury Claims, and Asbestos Property Damage Claims) with respect to which the Reorganized Debtors dispute liability in whole or in part. Notwithstanding the foregoing, the Reorganized Debtors, at their option, may continue to prosecute objections to Lead Personal Injury Claims and Asbestos Property Damage Claims if such objections are pending as of the Effective Date. To the extent that objections to Lead Personal Injury Claims are not pending as of the Effective
Date or the Reorganized Debtors elect not to prosecute pending objections to Lead Personal Injury Claims, the PI Trust shall be vested with the complete power and authority to file and prosecute any such objections. To the extent that objections to Asbestos Property Damage Claims are not pending as of the Effective Date or the Reorganized Debtors elect not to prosecute pending objections to Asbestos Property Damage Claims, the Asbestos PD Trust shall be vested with the complete power and authority to file and prosecute any such objections. All objections that are filed and prosecuted by the Reorganized
Debtors as provided herein shall be litigated to Final Order by the Reorganized
Debtors or compromised and settled in accordance with the Claims Settlement
Guidelines. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections by the Reorganized Debtors to Claims shall be served and filed no later than one week after the Effective Date.

            5.2 AMENDMENT OF CLAIMS SETTLEMENT GUIDELINES. On the Effective
Date, the Claims Settlement Guidelines shall be amended as set forth on Exhibit

"5.2" to the Plan.

            5.3 DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS. Notwithstanding
Section 3.2 hereof, a Distribution shall only be made by the Reorganized Debtors to the holder of a Disputed Claim when, and to the extent that, such Disputed
Claim becomes Allowed. No interest shall be paid on account of Disputed Claims that later become Allowed except to the extent that payment of interest is required under section 506(b) of the Bankruptcy Code. No Distribution shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner prescribed by section hereof.



                                      A-35

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                                    ARTICLE 6

                       ACCEPTANCE OR REJECTION OF THE PLAN

            6.1 IMPAIRED CLASSES TO VOTE. Each holder of a Claim in an impaired class of Claims shall be entitled to vote to accept or reject the Plan to the extent and in the manner provided by the Voting Procedures Order.

            6.2 ACCEPTANCE BY CLASS OF CLAIMS. Acceptance of the Plan by any impaired class of Claims shall be determined in accordance with the Voting

Procedures Order.

            6.3 NONCONSENSUAL CONFIRMATION. Because Classes 23 and 24 are deemed to have rejected the Plan, the Plan Proponents intend to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to Classes 23 and 24. In the event that any impaired class of Claims shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Plan Proponents reserve the right to
(a) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting class, in which case the Plan shall constitute a motion for such relief, or (b) amend the Plan in accordance with section 4.1 hereof.


                                      A-36

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


                                    ARTICLE 7

                           IMPLEMENTATION OF THE PLAN

            7.1 AMENDMENT OF ARTICLES OF INCORPORATION. The Articles of
Incorporation shall be amended and restated as of the Effective Date in substantially the form of the Amended and Restated Articles of Incorporation, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Amended and Restated Articles of Incorporation as permitted by applicable law, (b) to authorize the cancellation of the Existing Eagle-Picher
Common Stock and the creation of twenty million (20,000,000) shares of New
Eagle-Picher Common Stock, (i) of which ten million (10,000,000) shares shall be issued to the PI Trust and the holders of Allowed Claims pursuant to the provisions of the Plan, and (ii) of which ten million (10,000,000) shares shall be reserved for future issuance, (c) to restrict the transfer of New
Eagle-Picher Common Stock and any other interests that would be treated as "stock" of Reorganized Eagle-Picher under Section 382 of the Internal Revenue
Code in order to permit the continued utilization of the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax carryovers, foreign tax credit carryovers, and any net unrealized built-in losses to which Reorganized Eagle-Picher, or any other member of the consolidated group of which Reorganized Eagle-Picher is the common parent, is or may be entitled, and (d) to effectuate the provisions of the Plan.

            7.2 AMENDMENT OF CODE OF REGULATIONS. The Code of Regulations of
Eagle-Picher shall be amended and restated as of the Effective Date in substantially the form of the Amended and Restated Code of Regulations.

            7.3 DISTRIBUTIONS UNDER THE PLAN. Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.
For federal income tax purposes, a Distribution will be allocated to the principal amount of a Claim first and then, to the extent the Distribution exceeds the principal amount of the Claim, to accrued but unpaid interest.

            7.4 TIMING OF DISTRIBUTIONS UNDER THE PLAN. Any Distribution to be made by the Debtors or the Reorganized Debtors pursuant to the Plan shall be deemed to have been timely made if made within ten (10) days after the time therefor specified in the Plan. Distributions with respect to Classes 19, 20, and 21, and to the PI Trust shall only be made on the Initial Distribution Date and the Final Distribution Date; provided, however, that, if a Claim in any of Classes 19, 20, or 21 becomes Allowed subsequent to the Initial Distribution
Date, the Reorganized Debtors may, in their sole discretion, make a Distribution with respect to such Claim prior to the Final Distribution Date. If Class 16 votes to accept the Plan, the Distribution of the Asbestos PD Trust Funding
Obligation will be made on the Effective Date. If Class 16 votes to reject the Plan, the Distribution of the Asbestos PD Trust Funding Obligation will be made on the Initial Distribution Date and, to the extent not distributed on the Initial Distribution Date, the Final Distribution Date.

            7.5 MANNER OF PAYMENT UNDER THE PLAN. Unless the Entity receiving a payment agrees otherwise, any payment in cash to be made by the Debtors or the Reorganized Debtors shall be made, at the election of the Debtors or the Reorganized Debtors (as the case may be), by check drawn on a domestic bank or by wire transfer from a domestic bank.



                                      A-37

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


            7.6 HART-SCOTT-RODINO COMPLIANCE. Any shares of New Eagle-Picher
Common Stock to be distributed under the Plan to any Entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust
Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such Entity shall have expired or been terminated.

            7.7 FRACTIONAL SHARES OR OTHER DISTRIBUTIONS. Notwithstanding anything to the contrary contained herein, no fractional shares of New
Eagle-Picher Common Stock shall be distributed, no New Debt Securities will be issued in an amount equal to fractional cents, and no cash payments of fractions of cents will be made. Fractional cents shall be rounded to the nearest whole cent (with .5 cent or less to be rounded down). Fractional shares shall be rounded to the nearest whole share (with .5 share or less to be rounded down).

            7.8 OCCURRENCE OF THE CONFIRMATION DATE. The following shall constitute conditions to confirmation of the Plan:

                        7.8.0.1 The Bankruptcy Court makes the following findings, each of which shall be contained in the Confirmation Order:

                              7.8.0.1.1 The Asbestos and Lead PI Permanent
            Channeling Injunction is to be implemented in connection with the PI
            Trust.

                              7.8.0.1.2 At the time of the order for relief with
            respect to Eagle-Picher, Eagle-Picher had been named as a defendant in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

                              7.8.0.1.3 At the time of the order for relief with
            respect to Eagle-Picher, Eagle-Picher had been named as a defendant in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, lead-containing chemicals.

                              7.8.0.1.4 The PI Trust, as of the Effective Date,
            will assume the liabilities of the Debtors with respect to Asbestos
            Personal Injury Claims and Lead Personal Injury Claims.

                              7.8.0.1.5 The PI Trust is to be funded in whole or
            in part by securities of one or more of the Debtors and by the obligations of such Debtors to make future payments, including dividends.

                              7.8.0.1.6 The PI Trust is to own, or by the
            exercise of rights granted under the Plan would be entitled to own if specified contingencies occur, a majority of the voting shares of Eagle-Picher, the direct or indirect parent corporation of each of the Debtors.

                              7.8.0.1.7 The Debtors are likely to be subject to
            substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Claims that are addressed by the Asbestos and Lead PI Permanent Channeling
            Injunction.



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


                              7.8.0.1.8 The actual amounts, numbers, and timing
            of the future Demands referenced in section cannot be determined.

                              7.8.0.1.9 Pursuit of the Demands referenced in
            section outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and future
            Demands.

                              7.8.0.1.10 The terms of the Asbestos and Lead PI
            Permanent Channeling Injunction, including any provisions barring actions against third parties pursuant to section 524(g)(4)(A), are set out in the Plan and in any disclosure statement supporting the Plan.

                              7.8.0.1.11 The Plan establishes, in Class 17
            (Asbestos Personal Injury Claims and Lead Personal Injury Claims), a separate class of the claimants whose Claims are to be addressed by the PI Trust.

                              7.8.0.1.12 Class 17 (Asbestos Personal Injury
            Claims and Lead Personal Injury Claims) has voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

                              7.8.0.1.13 Pursuant to court orders or otherwise,
            the PI Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of present Claims and future Demands, or other comparable mechanisms, that provide reasonable assurance that the PI Trust will value, and be in a financial position to pay, present Claims and future Demands that involve similar Claims in the same manner.

                              7.8.0.1.14 The Future Claimants' Representative
            was appointed as part of the proceedings leading to issuance of the Asbestos and Lead PI Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert
            Demands that are addressed in the Asbestos and Lead PI Permanent
            Channeling Injunction and transferred to the PI Trust.

                              7.8.0.1.15 Identifying each PI Protected Party in
            the Asbestos and Lead PI Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert
            Demands against each such PI Protected Party, in light of the benefits provided, or to be provided, to the PI Trust by or on behalf of any such PI Protected Party.

                        7.8.0.2 Class 17 (Asbestos Personal Injury Claims and
      Lead Personal Injury Claims) votes, by at least 75 percent (75%) of those voting, in favor of the Plan.

                        7.8.0.3 The Bankruptcy Court has entered an order approving the Environmental Settlement Agreement, which shall be reasonably acceptable to the Plan Proponents, and such order has become a Final Order.

                        7.8.0.4 The Confirmation Order shall be, in form and substance, acceptable to the Plan Proponents.




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The Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to confirmation is either satisfied or waived by the unanimous vote of the Plan Proponents.

            7.9 OCCURRENCE OF THE EFFECTIVE DATE. The "effective date of the plan," as used in section 1129 of the Bankruptcy Code, shall not occur, and the Plan shall be of no force and effect, until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

                  7.9.0.1 The Confirmation Order has become a Final Order, or, if not, then at least thirty (30) days have elapsed since the Confirmation
      Date.

                  7.9.0.2 The Bankruptcy Court and/or the District Court, as required, shall have entered the Asbestos and Lead PI Permanent Channeling
      Injunction, which shall contain terms satisfactory to the Plan Proponents.

                  7.9.0.3 The Confirmation Order and the Asbestos and Lead PI
      Permanent Channeling Injunction shall be in full force and effect.

                  7.9.0.4  No proceedings to estimate any Claims are pending.

                  7.9.0.5 If Class 16 votes to accept the Plan, the trustees for the Asbestos PD Trust have been selected and have executed the Asbestos PD
      Trust Agreement.

                  7.9.0.6 All Trustees have been selected in accordance with that certain letter, dated November 9, 1993, from Eagle-Picher to the Injury Claimants' Committee and the Future Claimants' Representative.

                  7.9.0.7 All Trustees have executed the Asbestos and Lead PI
      Trust Agreement.

                  7.9.0.8 Certain favorable rulings have been obtained from the IRS with respect to the qualification of the PI Trust as a "qualified settlement fund" within the meaning of Treasury Regulation section
      1.468B-1.

                  7.9.0.9 Certain favorable rulings have been obtained from the IRS with respect to the application of section 382 of the Internal Revenue
      Code.

                  7.9.0.10 The Reorganized Debtors shall have entered into and shall have credit availability under a credit facility to provide the Reorganized Debtors with working capital (including letters of credit) in an amount sufficient to meet the needs of the Reorganized Debtors, as determined by the Reorganized Debtors.

                  7.9.0.11 The Asbestos PD Trust Share has been determined to be no greater than Fifteen Million and 00/100 Dollars ($15,000,000.00).

Notwithstanding the foregoing, the Plan Proponents reserve, in their sole discretion, the right, upon unanimous agreement of the Plan Proponents, to waive the occurrence of any of the foregoing conditions precedent to the Effective
Date or to modify any of such conditions precedent; provided, however, that the waiver or modification of condition set forth in section 7.9.0.11 hereof may only be made upon the unanimous agreement of the Plan Proponents and the Unsecured Creditors'



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Committee. Any such waiver of a condition precedent hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Plan
Proponents unanimously decide that one of the foregoing conditions cannot be satisfied and the occurrence of such condition is not waived by the Plan
Proponents (or, in the case of section 7.9.0.11, the Plan Proponents and the Unsecured Creditors' Committee), then the Plan Proponents shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

            7.10 DISTRIBUTION OF UNCLAIMED PROPERTY. Any Distribution under the
Plan that is unclaimed after one hundred eighty (180) days following the date such property is distributed shall be deemed not to have been made and shall be transferred to the Reorganized Debtors, free and clear of any claims or interests of any Entities, including, without express or implied limitation, any claims or interests of any governmental unit under escheat principles. Nothing contained herein shall affect the discharge of the Claim with respect to which such Distribution was made, and the holder of such Claim shall be forever barred from enforcing such Claim against the Reorganized Debtors or the Reorganized
Debtors' assets, estates, properties, or interests in property.

            7.11 MANAGEMENT OF THE REORGANIZED DEBTORS. On the Effective Date, the employment contracts substantially in the form of Exhibit "" to the Plan automatically shall become effective. On the Effective Date, the Board of Directors shall consist of the same individuals who sit on the Board of Directors on the day immediately preceding the Effective Date. Each of the members of such Board of Directors shall serve until the first annual meeting of stockholders of Reorganized Eagle-Picher or his or her earlier resignation or removal in accordance with the Amended and Restated Articles of Incorporation or the Amended and Restated Code of Regulations. The composition of the board of directors of each of the Reorganized Debtors, other than Reorganized
Eagle-Picher, shall remain unchanged, subject to the rights of Reorganized
Eagle-Picher and the other shareholders of any such Reorganized Debtor to elect directors in accordance with the articles of incorporation or bylaws of such Reorganized Debtor. The officers of the respective Debtors immediately prior to the Effective Date shall serve as the officers of the respective Reorganized
Debtors on and after the Effective Date in accordance with any employment agreement with the Reorganized Debtors and applicable nonbankruptcy law.

            7.12 SUPPLEMENTAL SEVERANCE PROGRAM. The Supplemental Severance
Program shall be modified as provided in Exhibit "" to the Plan. The
Supplemental Severance Program, as so modified, shall remain in effect subsequent to the Effective Date, and all benefits shall be payable thereunder in accordance with the terms thereof, as modified.

            7.13 CORPORATE ACTION. On the Effective Date, the adoption of the
Amended and Restated Articles of Incorporation, the filing by Reorganized
Eagle-Picher of the Amended and Restated Articles of Incorporation, and the adoption of the Amended and Restated Code of Regulations, as contemplated by section hereof, shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors of the Debtors, the Debtors in Possession, or the Reorganized
Debtors. On the Effective Date or as soon thereafter as is practicable, Eagle-Picher shall file with the Secretary of State of the State of Ohio, in accordance with Ohio Revised Code section 1701.73, the Amended and Restated
Articles of Incorporation. On the Effective Date, the cancellation of the Existing Eagle-Picher Common Stock, the issuance of the New Eagle-Picher Common
Stock, the issuance of the New Debt Securities, the approval and effectiveness



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


of the employment agreements, severance, and other benefits described in sections 7.11, 7.12, 8.7 and hereof, and other matters provided under the Plan involving the corporate structure of the Reorganized Debtors or corporate action by the Reorganized Debtors shall be deemed to have occurred, be authorized, and shall be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors of the Debtors, the Debtors in Possession, or the Reorganized Debtors. The
Reorganized Debtors shall be authorized to enter into the reorganized credit facility referenced in section 7.9.0.10 hereof without any further order of the Bankruptcy Court.

            7.14 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the officers of the Debtors and the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

            7.15 DISSOLUTION OF EDI, INC. On or as of the Effective Date, EDI,
Inc. will be dissolved, and such dissolution shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholder or directors of EDI, Inc.

            7.16 ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND
INTEREST. To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

            7.17 DISTRICT COURT APPROVAL OF THE CONFIRMATION ORDER. The Plan
Proponents may seek to have the Confirmation Order and the Asbestos and Lead PI
Permanent Channeling Injunction either entered or affirmed by the District
Court.


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                                    ARTICLE 8

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            8.1 ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Any executory contracts or unexpired leases listed on Exhibit "8.1" to the Plan shall be deemed to have been assumed by the Reorganized Debtors on the Effective
Date, and the Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtors, their estates, and all parties in interest in the Chapter 11 Cases. With respect to each such executory contract or unexpired lease assumed by the Reorganized Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, the dollar amount required to cure any defaults of the Debtors existing as of the Confirmation Date shall be conclusively presumed to be the amount set forth in Exhibit "8.1" with respect to such executory contract or unexpired lease. Subject to the occurrence of the Effective Date, any such cure amount shall be treated as an Allowed Administrative Expense under the Plan, and, upon payment of such Allowed Administrative Expense, all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

            8.2 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Any executory contracts or unexpired leases of any of the Debtors that (i) are not listed on Exhibit "8.1" to the Plan, (ii) have not been assumed by any of the Debtors with the approval of the Bankruptcy Court, and (iii) are not the subject of pending motions to assume at the Confirmation Date shall be deemed to have been rejected by the Debtors, the Plan shall constitute a motion to reject such executory contracts and unexpired leases, and the Reorganized Debtors shall have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of the Debtors, their estates, and all parties in interest in the Chapter 11 Cases.

            8.3 CLAIMS ARISING FROM REJECTION OR TERMINATION. Claims created by the rejection of executory contracts or unexpired leases (including, without limitation, the rejection provided in Section of the Plan) or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors no later than thirty (30) days after (i) in the case of an executory contract or unexpired lease that was terminated or expired by its terms prior to the Confirmation Date, the Confirmation Date, (ii) in the case of an executory contract or unexpired lease rejected by the Debtors, the entry of the order of the Bankruptcy Court authorizing such rejection, or (iii) in the case of an executory contract or unexpired lease that is deemed rejected pursuant to section 8.2 of the Plan, the Confirmation Date. Any Claims for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Debtors, their estates, assets, properties, or interests in property, or the Reorganized Debtors or their estates, assets, properties, or interests in property. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan.



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            8.4 PREVIOUSLY SCHEDULED CONTRACTS. Exhibit "8.4" to the Plan sets forth a list of agreements that were listed on the Schedules as executory contracts, but which the Debtors believe should not be considered executory contracts. If any such agreements are determined to be executory contracts, the
Debtors or the Reorganized Debtors, as the case may be, reserve the right to seek the assumption or rejection of any such contracts, and the time within which the Debtors or the Reorganized Debtors, as the case may be, may seek to assume or reject any such agreements shall be tolled until ten (10) Business
Days after the date on which an order determining that any such agreement is an executory contract becomes a Final Order. Set forth on Exhibit "8.4" is the amount that the Debtors intend to treat as an Allowed Unsecured Claim for each such agreement. Such amount and the treatment of each such agreement shall be binding unless, on or before ten (10) days after the Confirmation Date, the other party to any such agreement either (i) files a proof of claim (which proof of claim shall be deemed timely filed) or (ii) files a motion seeking to compel assumption or rejection of such agreement.

            8.5   INSURANCE POLICIES.

                  8.5.1 Assumed Insurance Policies. To the extent that any or all of the insurance policies set forth on Exhibit "8.5.1" to the Plan are considered to be executory contracts, then, notwithstanding anything contained in sections 8.1 and 8.2 of the Plan to the contrary, the Plan shall constitute a motion to assume the insurance policies set forth on Exhibit "8.5.1" to the Plan, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtors, their estates, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective
Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy set forth on Exhibit "8.5.1" to the Plan. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy, the Debtors reserve the right to seek rejection of such insurance policy or other available relief.

                  8.5.2 Rejected Insurance Agreements. To the extent that any or all of the insurance agreements set forth on Exhibit "8.5.2" to the Plan are considered to be executory contracts, then, notwithstanding anything contained in sections 8.1 and 8.2 of the Plan to the contrary, the Plan shall constitute a motion to reject the insurance agreements set forth on Exhibit "8.5.2" to the Plan, and the entry of the Confirmation Order by the Clerk of the Bankruptcy
Court shall constitute approval of such rejection pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance agreement set forth on Exhibit "8.5.2" to the Plan is burdensome and that the rejection thereof is in the best interest of the Debtors, their estates, and all parties in interest in the Chapter 11 Cases.

                  8.5.3 Reservation of Rights. Nothing contained in the Plan, including this section , shall constitute a waiver of any claim, right, or cause of action that the Debtors or the Reorganized Debtors, as the case may be, may hold against the insurer under any policy of insurance.

            8.6 INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS. For purposes of the Plan, the obligations of the Debtors to indemnify and reimburse their directors or officers that were directors or officers, respectively, as at the Petition Date or who became directors or officers after the Petition Date against and for any obligations pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law, or specific agreement, or any combination of the foregoing


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shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Petition Date.

            8.7 COMPENSATION AND BENEFIT PROGRAMS. All employment and severance policies (including, without limitation, the Supplemental Severance Program, as modified pursuant to section hereof), and all compensation and benefit plans, policies and programs of the Debtors applicable to their present and former employees, officers, and directors, including, without express or implied limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under the Plan, and the Debtors' obligations under such plans, policies, and programs shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by the Debtors. Notwithstanding the foregoing, on the Effective
Date, the Eagle-Picher Automatic Dividend Reinvestment and Voluntary Cash
Payment Plan, the Eagle-Picher Industries, Inc. Stock Option Plan of 1983, as amended, and the Eagle-Picher Industries, Inc. Stock Option Plan of 1990 will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder.



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                                    ARTICLE 9

                            RETENTION OF JURISDICTION

            Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Cases or the Plan, or (c) that relates to the following:

            9.1 To interpret, enforce, and administer the terms of the Asbestos and Lead PI Trust Agreement (including all annexes and exhibits thereto), the Asbestos PD Trust Agreement (including all annexes and exhibits thereto), and the restrictions on transfer of New Eagle-Picher Common Stock, Asbestos Personal
Injury Claims, Asbestos Property Damage Claims, and Lead Personal Injury Claims contained in the Amended and Restated Articles of Incorporation and the Confirmation Order.

            9.2 To hear and determine any and all motions or applications pending on the Confirmation Date for the assumption and/or assignment or rejection of executory contracts or unexpired leases to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear and determine any and all Claims resulting therefrom or from the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date;

            9.3 To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective
Date or that, pursuant to the Plan, may be instituted by any of the Reorganized
Debtors after the Effective Date, including, without express or implied limitation, any claims to avoid any preferences, fraudulent transfers, or other voidable transfers, or otherwise to recover assets for the benefit of the Debtors' estates;

            9.4 To hear and determine any objections to the allowance of Claims arising prior to the Effective Date, whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow or disallow any Disputed Claim in whole or in part;

            9.5 To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

            9.6 To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without express or implied limitation, the Confirmation Order;

            9.7 To hear and determine all applications for allowances of compensation and reimbursement of expenses of professionals under sections 330 and 331 of the Bankruptcy Code and any other fees and expenses authorized to be paid or reimbursed under the Plan;

            9.8 To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Plan (and all Exhibits to the Plan) or its interpretation, implementation, enforcement, or consummation;


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            9.9 To the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim or cause of action by or against the Debtors' estates;

            9.10 To determine such other matters that may be set forth in the Plan, the Confirmation Order, the Claims Trading Injunction, or the Asbestos and
Lead PI Permanent Channeling Injunction, or that may arise in connection with the Plan, the Confirmation Order, the Claims Trading Injunction, or the Asbestos and Lead PI Permanent Channeling Injunction;

            9.11 To hear and determine any proceeding that involves the validity, application, construction, enforceability, or modification of the Claims Trading Injunction or the Asbestos and Lead PI Permanent Channeling
Injunction or of the application of section 524(g) of the Bankruptcy Code to the Asbestos and Lead PI Permanent Channeling Injunction.

            9.12 To hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which the Debtors or Debtors in Possession may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; and

            9.13 To enter an order or final decree closing the Chapter 11 Cases.

To the extent that the Bankruptcy Court is not permitted under applicable law to preside over any of the foregoing matters, the reference to the "Bankruptcy
Court" in this Article 9 shall be deemed to be replaced by the "District Court."
Notwithstanding anything in this Article 9 to the contrary, the allowance of Asbestos Personal Injury Claims and Lead Personal Injury Claims (other than any such Claims as to which the Reorganized Debtors prosecute objections pursuant to section hereof) and the forum in which such allowance will be determined will be governed by and in accordance with the procedures established by the Asbestos and Lead PI Trust Agreement and the Trustees, and the allowance of Asbestos
Property Damage Claims (other than any such Claims as to which the Reorganized
Debtors prosecute objections pursuant to section 5.1 hereof) and the forum in which such allowance will be determined will be governed by and in accordance with the procedures established by the Asbestos PD Trust Agreement and the trustees for the Asbestos PD Trust.



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                                   ARTICLE 10

                   TRANSFERS OF PROPERTY TO AND ASSUMPTION OF
                       CERTAIN LIABILITIES BY THE PI TRUST

            10.1  TRANSFER OF CERTAIN PROPERTY TO THE PI TRUST.

                  10.1.1 Transfer of Books and Records. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, to the PI Trust the books and records of the Debtors that pertain directly to Asbestos Personal Injury Claims or Lead Personal Injury Claims that have been asserted against the Debtors
(except, in the case of Lead Personal Injury Claims, to the extent that any such Lead Personal Injury Claims are the subject of an objection brought by any of the Debtors and which the Reorganized Debtors prosecute in accordance with section 5.1 hereof, in which case the books and records pertaining to such Lead
Personal Injury Claims will be transferred to the PI Trust as soon as practicable after such objection has been resolved by a Final Order). The Plan
Proponents will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy
Court does not so rule, at the option of the Plan Proponents, the Reorganized
Debtors will retain the books and records and enter into arrangements to permit the PI Trust to have access to such books and records.

                  10.1.2 Transfer of Certain Insurance Rights. Certain rights to insurance, to be agreed upon by the Plan Proponents (each in its sole discretion), also will be transferred to the PI Trust on the Effective Date.

                  10.1.3 Transfer of Plan Consideration. On the Initial
Distribution Date, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, to the PI Trust all right, title, and interest in and to the Pro Rata Share with respect to the PI Trust Share of the Distribution Value. Such Pro Rata Share shall be payable to the PI Trust in the following consideration: (i) first, the Tax Refund Notes; (ii) second, ten million (10,000,000) shares of New Eagle-Picher Common Stock, (iii) third, to the extent that the value of consideration paid under (i) and (ii) of this section 10.1.3 is less than such Pro Rata Share, the amount of Available Cash remaining after making all Distributions required to be made to the holders of Claims in Classes 19, 20, and 21 of the Plan on the Initial Distribution Date less the amount of Available Cash that may be required to be paid to the holders of Claims in Classes 19, 20, and 21 of the Plan if all Disputed Claims become
Allowed in the full Disputed Amount; (iv) fourth, if the value of consideration paid under (i), (ii), and (iii) of this section 10.1.3 is less than such Pro
Rata Share, Senior Unsecured Sinking Fund Debentures in an aggregate principal amount equal to the lesser of (a) the remaining amount of such Pro Rata Share after payment of the consideration under (i), (ii), and (iii) of this section
10.1.3 and (b) the aggregate principal amount of Senior Unsecured Sinking Fund
Debentures remaining after making any Distribution required to be made to the Asbestos PD Trust on the Initial Distribution Date less the aggregate amount of Senior Unsecured Sinking Fund Debentures that may be required to be distributed to the Asbestos PD Trust if all Disputed Claims are disallowed; and (v) fifth, to the extent that the value of consideration paid under (i), (ii), (iii), and
(iv) of this section 10.1.3 is less than such Pro Rata Share, Divestiture Notes in an aggregate principal amount equal to the lesser of (x) the remaining amount of such Pro Rata Share after payment of the consideration under (i), (ii),
(iii), and (iv) of this section 10.1.3 and (y) the aggregate principal amount of Divestiture Notes remaining after making all Distributions required to be made to the holders of Claims in Classes 19, 20, and 21 of the Plan on the Initial
Distribution Date less the aggregate



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amount of Divesture Notes that may be required to be paid to the holders of
Claims in Classes 19, 20, and 21 of the Plan if all Disputed Claims become
Allowed in the full Disputed Amount. On the Final Distribution Date, the
Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, to the PI Trust all right, title, and interest in and to the Available
Cash, Senior Unsecured Sinking Fund Debentures, Divestiture Notes, and shares of
New Eagle-Picher Common Stock remaining after making all other Distributions required to be made under the Plan on the Final Distribution Date.

            10.2 ASSUMPTION OF CERTAIN LIABILITIES BY THE PI TRUST. In consideration for the property transferred to the PI Trust pursuant to section
10.1 hereof and in furtherance of the purposes of the PI Trust and the Plan, the PI Trust shall assume all liability and responsibility for all Asbestos Personal
Injury Claims and Lead Personal Injury Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor.

            10.3 CERTAIN PROPERTY HELD IN TRUST BY THE REORGANIZED DEBTORS. If and to the extent that any property of the Reorganized Debtors specified in section 10.1 hereof, under applicable law or any binding contractual provision, cannot be effectively transferred and assigned to the PI Trust pursuant to section 10.1 hereof, or if for any reason after the Effective Date the Reorganized Debtors shall retain or receive any property that is owned by the Reorganized Debtors or the Debtors (as the case may be) and is to be transferred to the PI Trust pursuant to section 10.1 hereof, then the Reorganized Debtors shall hold such property (and any proceeds thereof) in trust for the benefit of the PI Trust and shall take such actions with respect to such property (and any proceeds thereof) as the Trustees shall direct in writing. The Reorganized
Debtors shall provide to the Trustees reasonable access to the relevant books and records of the Debtors and the Reorganized Debtors during normal business hours for the purpose of assisting the Trustees in defending against the Asbestos Personal Injury Claims and Lead Personal Injury Claims and otherwise administering the PI Trust.

            10.4 AUTHORITY OF THE DEBTORS. On the Confirmation Date, the Debtors shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan and the PI Trust Agreement.


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


                                   ARTICLE 11

                   TRANSFERS OF PROPERTY TO AND ASSUMPTION OF
              CERTAIN LIABILITIES BY THE ASBESTOS PD TRUST

            11.1 TRANSFER OF CERTAIN PROPERTY TO THE ASBESTOS PD TRUST. On the
Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust the books and records of the Debtors that pertain directly to Asbestos Property Damage Claims that have been asserted against the Debtors
(except to the extent that any Asbestos Property Damage Claims are the subject of an objection brought by any of the Debtors and which the Reorganized Debtors prosecute in accordance with section 5.1 hereof, in which case the books and records pertaining to such Asbestos Property Damage Claims will be transferred to the Asbestos PD Trust as soon as practicable after such objection has been resolved by a Final Order). The Plan Proponents will request that the Bankruptcy
Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Plan
Proponents, the Reorganized Debtors will retain the books and records and enter into arrangements to permit the Asbestos PD Trust to have access to such books and records. If Class 16 votes to accept the Plan, then, on the Effective Date, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust the Asbestos PD Trust Funding Obligation.
If Class 16 votes to reject the Plan, then, on the Initial Distribution Date and the Final Distribution Date, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust all right, title, and interest in and to the Pro Rata Share of the Asbestos PD Trust of the Distribution Value by the transfer to the Asbestos PD Trust of Senior Unsecured
Sinking Fund Debentures in the aggregate principal amount equal to such Pro Rata
Share of the Distribution Value less the aggregate principal amount of Senior
Unsecured Sinking Fund Debentures previously transferred to the Asbestos PD
Trust in any Distribution made prior thereto.

            11.2 ASSUMPTION OF CERTAIN LIABILITIES BY THE ASBESTOS PD TRUST. In consideration for the property transferred to the Asbestos PD Trust pursuant to section 11.1 hereof and in furtherance of the purposes of the Asbestos PD Trust and the Plan, the Asbestos PD Trust shall assume all liability and responsibility for all Asbestos Property Damage Claims, and the Reorganized
Debtors shall have no further financial or other responsibility or liability therefor.

            11.3 CERTAIN PROPERTY HELD IN TRUST BY THE REORGANIZED DEBTORS. If and to the extent that any property of the Reorganized Debtors specified in section 11.1 hereof, under applicable law or any binding contractual provision, cannot be effectively transferred and assigned to the Asbestos PD Trust pursuant to section hereof, or if for any reason after the Effective Date the Reorganized
Debtors shall retain or receive any property that is owned by the Reorganized
Debtors or the Debtors (as the case may be) and is to be transferred to the Asbestos PD Trust pursuant to section 11.1 hereof, then the Reorganized Debtors shall hold such property (and any proceeds thereof) in trust for the benefit of the Asbestos PD Trust and shall take such actions with respect to such property
(and any proceeds thereof) as the trustees of the Asbestos PD Trust shall direct in writing. The Reorganized Debtors shall provide to the trustees of the Asbestos PD Trust reasonable access to the relevant books and records of the Debtors and the Reorganized Debtors during normal business hours for the purpose of assisting the trustees of the Asbestos PD Trust in defending against the Asbestos Property Damage Claims and otherwise administering the Asbestos PD
Trust.



                                      A-50





            11.4 AUTHORITY OF THE DEBTORS. On the Confirmation Date, the Debtors shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan and the Asbestos PD Trust Agreement.



                                      A-51





                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

            12.1 PAYMENT OF STATUTORY FEES. All fees payable pursuant to section
1930 of title 28 of the United States Code, as determined by the Bankruptcy
Court at the hearing on confirmation of the Plan, shall be paid by the Debtors on or before the Effective Date.

            12.2 DISCHARGE OF THE DEBTORS. The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity
Interests of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against the Debtors and the Debtors in Possession, or any of their estates, assets, properties, or interests in property. Except as otherwise provided herein, on the Effective Date, all Claims against and Equity
Interests in the Debtors and the Debtors in Possession shall be satisfied, discharged, and released in full. The Reorganized Debtors shall not be responsible for any obligations of the Debtors or the Debtors in Possession except those expressly assumed by the Reorganized Debtors in the Plan. All
Entities shall be precluded and forever barred from asserting against the Debtors, the Reorganized Debtors, their respective successors or assigns, or their assets, properties, or interests in property any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

            12.3 RIGHTS OF ACTION. Any rights, claims, or causes of action accruing to the Debtors or Debtors in Possession pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without express or implied limitation, any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code and any rights to, claims, or causes of action for recovery under any policies of insurance issued to or on behalf of any of the Debtors or Debtors in Possession shall remain assets of the Debtors' estates and, on the Effective Date, shall be transferred to the Reorganized Debtors. The Reorganized Debtors shall be deemed the appointed representative to, and may, pursue, litigate, and compromise and settle any such rights, claims, or causes of action, as appropriate, in accordance with what is in the best interests of and for the benefit of the Reorganized Debtors.

            12.4 THIRD PARTY AGREEMENTS. The Distributions to the various classes of Claims hereunder shall not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto shall remain in full force and effect.

            12.5 DISSOLUTION OF COMMITTEES. On the Effective Date, the Future
Claimants' Representative, the Injury Claimants' Committee, the Unsecured
Creditors' Committee, and the Equity Security Holders' Committee shall thereupon be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to and arising from and in connection with the Chapter 11 Cases, and all such committees shall be deemed dissolved and the Future Claimants' Representative's appointment terminated; provided, however, that, in the event that the Effective Date occurs prior to the Confirmation Order becoming a Final Order, the Unsecured Creditors' Committee,
Future Claimants' Representative, and the Injury Claimants' Committee may, at their option, continue to serve and function for the sole purpose of participating in any appeal of the Confirmation Order until such time as the Confirmation Order becomes a Final Order.




                                      A-52




            12.6 EXCULPATION. None of the Reorganized Debtors, any of the Plan
Proponents, or any of their officers, directors, employees, or agents shall have or incur any liability to any Entity for any act or omission in connection with or arising out of the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            12.7 TITLE TO ASSETS; DISCHARGE OF LIABILITIES. Except as otherwise provided in the Plan, on the Effective Date, title to all assets and properties and interests in property dealt with by the Plan shall vest in the Reorganized
Debtors free and clear of all Claims, Equity Interests, Encumbrances, and other interests, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtors, except as provided in the Plan.

            12.8 SURRENDER AND CANCELLATION OF INSTRUMENTS. In addition to the provisions of section hereof, each holder of a promissory note or other instrument evidencing a Claim shall surrender such promissory note or instrument to the Reorganized Debtors, and the Reorganized Debtors shall distribute or cause to be distributed to the holder thereof the appropriate Distribution hereunder. At the option of the Reorganized Debtors (in their sole and absolute discretion), no Distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of the Reorganized Debtors. In accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim that fails to surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors and, in the event that the Reorganized Debtors request, furnish a bond in form and substance (including, without limitation, amount) reasonably satisfactory to the Reorganized Debtors within the Retention
Period shall be deemed to have forfeited all rights, claims, and interests and shall not participate in any Distribution hereunder.

            12.9 NOTICES. Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:      Eagle-Picher Industries, Inc.
                        Attention: General Counsel

                        IF BY HAND OR OVERNIGHT DELIVERY:

                        580 Building
                        580 Walnut Street
                        Suite 1300
                        Cincinnati, Ohio 45202



                                      A-53




                        IF BY MAIL:

                        Post Office Box 779
                        Cincinnati, Ohio 45201

                        Telecopier: (513) 721-3404
                        Telephone Confirmation: (513) 629-2400

                        and

                        Weil, Gotshal & Manges LLP
                        767 Fifth Avenue
                        New York, New York 10153
                        Attention: Stephen Karotkin, Esq.

                        Telecopier:  (212) 310-8007
                        Telephone Confirmation: (212) 310-8888

                        and

                        Frost & Jacobs
                        2500 PNC Center
                        201 East Fifth Street
                        Cincinnati, Ohio 45202-4182
                        Attention:  Edmund J. Adams, Esq.

                        Telecopier:  (513) 651-6981
                        Telephone Confirmation: (513) 651-6800

If to the Injury
Claimants'
Committee:              Robert E. Sweeney, Esq.
                        Robert E. Sweeney Co., L.P.A.
                        Suite 1500, Illuminating Building
                        55 Public Square
                        Cleveland, Ohio 44113

                        Telecopier:  (216) 696-0732
                        Telephone Confirmation: (216) 696-0606

                        and

                        Keating, Muething & Klekamp
                        1800 Provident Tower
                        One East Fourth Street
                        Cincinnati, Ohio 45202
                        Attention:  Kevin E. Irwin, Esq.

                        Telecopier: (513) 579-6457
                        Telephone Confirmation: (513) 579-6400


                                      A-54





If to the Future
Representative:         James J. G. McMonagle, Esq.
                        24 Walnut
                        Chagrin Falls, Ohio 44022

                        Telecopier: (216) 696-1210
                        Telephone Confirmation: (216) 696-1422

                        and

                        McCarthy, Lebit, Crystal & Haiman Co., LPA
                        1800 Midland Building
                        101 Prospect Avenue, West
                        Cleveland, Ohio 44115
                        Attention: Robert S. Balantzow, Esq.

                        Telecopier:  (216) 696-1210
                        Telephone Confirmation: (216) 696-1422

            12.10 HEADINGS. The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

            12.11 SEVERABILITY. At the unanimous option of the Plan Proponents acting in their sole discretion, any provision of the Plan, the Claims Trading
Injunction, the Confirmation Order, the Asbestos and Lead PI Permanent
Channeling Injunction, or any of the Exhibits to the Plan that is prohibited, unenforceable, or invalid shall, as to any jurisdiction in which such provision is prohibited, unenforceable, or invalidated, be ineffective to the extent of such prohibition, unenforceability, or invalidation without invalidating the remaining provisions of the Plan, the Claims Trading Injunction, the Confirmation Order, the Asbestos and Lead PI Permanent Channeling Injunction, and the Exhibits to the Plan or affecting the validity or enforceability of such provisions in any other jurisdiction.

            12.12 GOVERNING LAW. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Ohio, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

            12.13 FILING OF ADDITIONAL DOCUMENTS. On or before the Effective
Date, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

            12.14 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, the Debtors will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.



                                      A-55




            12.15 EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without express or implied limitation, the liens and security interests provided under the reorganized credit facility referenced in section 7.9.0.10 hereof, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

Dated:      Cincinnati, Ohio
            August 28, 1996

                                    Respectfully submitted,

                                    EAGLE-PICHER INDUSTRIES, INC.

                                    By:     /s/ THOMAS E. PETRY
                                       -----------------------------------------
                                    Name:  Thomas E. Petry
                                    Title: Chairman of the Board and Chief
                                           Executive Officer

                                    DAISY PARTS, INC.

                                    By:     /s/ JAMES A. RALSTON
                                       -----------------------------------------
                                    Name:  James A. Ralston
                                    Title: Secretary

                                    TRANSICOIL INC.

                                    By:     /s/ JAMES A. RALSTON
                                       -----------------------------------------
                                    Name:  James A. Ralston
                                    Title: Assistant Secretary

                                    MICHIGAN AUTOMOTIVE RESEARCH
                                    CORPORATION

                                    By:     /s/ JAMES A. RALSTON
                                       -----------------------------------------
                                    Name:  James A. Ralston
                                    Title: Assistant Secretary



                                      A-56





                                    EDI, INC.

                                    By:     /s/ JAMES A. RALSTON
                                       -----------------------------------------
                                    Name:  James A. Ralston
                                    Title: Assistant Secretary

                                    EAGLE-PICHER MINERALS, INC.

                                    By:     /s/ JAMES A. RALSTON
                                       -----------------------------------------
                                    Name:  James A. Ralston
                                    Title:  Secretary

                                    HILLSDALE TOOL & MANUFACTURING CO.

                                    By:     /s/ JAMES A. RALSTON
                                       -----------------------------------------
                                    Name:  James A. Ralston
                                    Title: Secretary

WEIL, GOTSHAL & MANGES LLP
Co-Attorneys for Eagle-Picher
  Industries, Inc., et al.
Chapter 11 Debtors in Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

and

FROST & JACOBS
Co-Attorneys for Eagle-Picher
  Industries, Inc., et al.
Chapter 11 Debtors in Possession
2500 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202-4182
(513) 651-6800



                                      A-57




                                    JAMES J.G. McMONAGLE,
                                    THE FUTURE CLAIMANTS'
                                    REPRESENTATIVE

                                      /s/ JAMES J.G. McMONAGLE
                                    --------------------------------------------

McCarthy, Lebit, Crystal &
  Haiman Co., LPA
Attorneys for the Future
  Claimants' Representative
1800 Midland Building
101 Prospect Avenue, West
Cleveland, Ohio 44115
(216) 696-1422

                                    THE INJURY CLAIMANTS' COMMITTEE

                                    By:     /s/ ROBERT E. SWEENEY
                                       -----------------------------------------
                                    Name:       Robert E. Sweeney
                                    Title:      Chairperson

Keating, Muething & Klekamp
Attorneys for the Injury
  Claimants' Committee
1800 Provident Tower
One East Fourth Street
P.O. Box 1800
Cincinnati, Ohio 45202
(513) 579-6400




